Exhibit 3.1
LASALLE HOTEL PROPERTIES
ARTICLES OF AMENDMENT AND RESTATEMENT OF
DECLARATION OF TRUST
    FIRST: LaSalle Hotel Properties, a Maryland real estate investment trust (the "Trust") under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8"), desires to amend and restate its Declaration of Trust as currently in effect (as so amended and restated, and as the same may be amended hereafter, the "Declaration of Trust").
    SECOND: The following provisions are all the provisions of this Declaration of Trust currently in effect and as hereinafter amended:
ARTICLE I
FORMATION
    The Trust is a real estate investment trust within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or, except as provided in Section 13.4 hereof, a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the "Code")).
ARTICLE II
NAME
    The name of the Trust is: LaSalle Hotel Properties.
    So far as may be practicable, the business of the Trust shall be conducted and transacted under that name, which name (and the word "Trust" wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees (as hereinafter defined) collectively but not individually or personally and shall not refer to the Shareholders (as hereinafter defined) or to any officers, employees or agents of the Trust or of such Trustees.
    Under circumstances in which the Board of Trustees of the Trust (the "Board of Trustees" or "Board") determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.
ARTICLE III
PURPOSES AND POWERS
    Section 3.1 Purposes. The purposes for which the Trust is formed are to invest in and to acquire, hold, finance, manage, administer, control and dispose of property, including, without limitation or obligation, engaging in business as a real estate investment trust under the Code.
    Section 3.2 Powers. The Trust shall have all of the powers granted to real estate investment trusts pursuant to Title 8 or any successor statute and shall have all other and further powers set forth in this Declaration of Trust which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in this Declaration of Trust.
    Section 3.3 Investment Policy. The fundamental investment policy of the Trust is to make investments in such a manner as to comply with the provisions of the Code applicable to real estate investment trusts and with the requirements of Title 8, with respect to the composition of the Trust's investments and the derivation of its income. Subject to Section 5.2(u) hereof, the Trustees will use their best efforts to carry out this fundamental investment policy and to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for the tax treatment provided for real estate investment trusts in the Code; provided, however, no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 9.2 hereof. The Trustees may change from time to time by resolution or in the bylaws of the Trust (the "Bylaws"), such investment policies as they determine to be in the best interests of the Trust, including prohibitions or restrictions upon certain types of investments.
ARTICLE IV
RESIDENT AGENT
    The name of the resident agent of the Trust in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.
ARTICLE V
BOARD OF TRUSTEES
    Section 5.1 Powers. Subject to any express limitations contained in this Declaration of Trust or in the Bylaws, (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of this Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in this Declaration of Trust or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Declaration of Trust or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the Trustees under the general laws of the State of Maryland as now or hereafter in force or any other applicable laws.
    Section 5.2 Specific Powers and Authority. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by this Declaration of Trust or by law, the Trustees, without any vote, action or consent by the Shareholders, shall have and may exercise, at any time or times, in the name of the Trust or on its behalf the following powers and authorities:
    (a) Investments. Subject to Section 9.4 hereof, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Trust acquires have a term greater or lesser than the term of office of the Trustees or the possible termination of the Trust, for such consideration as the Trustees may deem proper (including cash, property of any kind or securities of the Trust); provided, however, that the Trustees shall take such actions as they deem necessary and desirable to comply with any requirements of Title 8 relating to the types of assets held by the Trust.
    (b) Sale, Disposition and Use of Property. Subject to Sections 3.3 and 9.4 and Article XI hereof: (i) to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Trust or the Trustees) or otherwise dispose of any or all of the property of the Trust by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or nominee of the Trust, on such terms as they deem appropriate; (ii) to give consents and make contracts relating to the property of the Trust and its use or other property or matters; (iii) to develop, improve, manage, use, alter or otherwise deal with the property of the Trust; and (iv) to rent, lease or hire from others property of any kind; provided, however, that the Trust may not use or apply land for any purposes not permitted by applicable law.
    (c) Financings. To borrow or in any other manner raise money for the purposes and on the terms they determine, and to evidence the same by issuance of securities of the Trust, which may have such provisions as the Trustees determine; to reacquire such securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the property of the Trust to secure any such securities of the Trust, contracts or obligations

(including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization of obligors to the Trust.
    (d) Loans. Subject to the provisions of Section 9.4 hereof, to lend money or other property of the Trust on such terms, for such purposes and to such persons as they may determine.
    (e) Issuance of Securities. Subject to the provisions of Article VI hereof: (i) to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Trust, in Shares (as hereinafter defined), units or amounts of one or more types, series or classes, of securities of the Trust, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange, or liquidation rights or other rights as the Trustees may determine, without vote of or other action by the Shareholders, to such persons for such consideration, at such time or times and in such manner and on such terms as the Trustees determine; (ii) to list or to designate for listing or quotation any of the securities of the Trust on any national securities exchange or automated inter-dealer quotation system; and (iii) to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any securities of the Trust.
    (f) Expenses and Taxes. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Trustees, for carrying out the purposes of this Declaration of Trust and conducting the business of the Trust, including compensation or fees to Trustees, officers, employees and agents of the Trust, and to persons contracting with the Trust, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Trust, the property of the Trust or the Trustees in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.
    (g) Collection and Enforcement. To collect, sue for and receive money or other property due to the Trust; to consent to extensions of the time for payment, or to the renewal, of any securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Trust, the property of the Trust or the Trust's affairs; to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.
    (h) Deposits. To deposit funds or securities constituting part of the property of the Trust in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Trustees determine.
    (i) Allocation; Accounts. To determine whether moneys, profits or other assets of the Trust shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any property of the Trust in such amounts and by such methods as they determine; to determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Trust shall be maintained; and to allocate to the Shareholders' equity account less than all of the consideration paid for Shares and to allocate the balance to paid-in capital or capital surplus.
    (j) Valuation of Property. To determine the value of all or any part of the property of the Trust and of any services, securities, property or other consideration to be furnished to or acquired by the Trust, and to revalue all or any part of the property of the Trust, all in accordance with such appraisals or other information as are reasonable, in their sole judgment.
    (k) Ownership and Voting Powers. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any mortgages, securities, real estate and other property of the Trust to the same extent that an individual owner might, including, without limitation, to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.
    (l) Officers; Delegation of Powers. To elect, appoint or employ such officers for the Trust and such committees of the Board of Trustees with such powers and duties as the Trustees may determine or the Bylaws provide; to engage, employ or contract with and pay compensation to any person (including, subject to Section 9.4 hereof, any Trustee and any person who is an affiliate of any Trustee) as agent, representative, advisor, member of an advisory board, employee or independent contractor (including advisers, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Trustees may determine; and to delegate to one or more Trustees, officers or other persons engaged or employed as aforesaid, or to committees of Trustees, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts or other instruments, in the name of the Trust or the Trustees, or as their attorneys or otherwise, as the Trustees may determine.
    (m) Associations. Subject to Section 9.4 hereof, to cause the Trust to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.
    (n) Reorganization; Merger, Consolidation or Sale of Trust Property. Subject to Article XI hereof: (i) to cause to be organized or assist in organizing any person under the laws of any jurisdiction to acquire all or any part of the property of the Trust, carry on any business in which the Trust shall have an interest or otherwise exercise the powers the Trustees deem necessary, useful or desirable to carry on the business of the Trust or to carry out the provisions of this Declaration of Trust; (ii) to merge or consolidate the Trust with any person; (iii) to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the property of the Trust to or with any person in exchange for securities of such person or otherwise; and (iv) to lend money to, subscribe for and purchase the securities of, and enter into any contracts with, any person in which the Trust holds, or is about to acquire, securities or any other interests.
    (o) Insurance. To purchase and pay for out of property of the Trust insurance policies insuring the Trust and the property of the Trust against any and all risks, and insuring the Shareholders, Trustees, officers, employees and agents of the Trust individually against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted (including those alleged to constitute misconduct, gross negligence, reckless disregard of duty or bad faith) by any such person in such capacity, whether or not the Trust would have the power to indemnify such person against such claim or liability.
    (p) Executive Compensation, Pension and Other Plans. To adopt and implement executive compensation, pension, profit sharing, share option, share bonus, share purchase, share appreciation rights, restricted share, savings, thrift, retirement, incentive or benefit plans, trusts or provisions, applicable to any or all Trustees, officers, employees or agents of the Trust, or to other persons who have benefited the Trust, all on such terms and for such purposes as the Trustees may determine.
    (q) Distributions. To declare and pay dividends or other distributions to Shareholders, subject to the provisions of Section 6.5 hereof.
    (r) Indemnification. In addition to the indemnification provided for in Section 9.3 hereof, to indemnify any person, including any independent contractor, with whom the Trust has dealings.
    (s) Charitable Contributions. To make donations for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes, regardless of any direct benefit to the Trust.
    (t) Advisory Services. To engage or terminate any advisor to perform or assist in the performance of any of the activities of the Trust.
    (u) Discontinue Operations; Bankruptcy. To discontinue the operations of the Trust (subject to Section 12.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any property of the Trust to be foreclosed upon without raising any legal or equitable defenses that may be available to the Trust or the Trustees or otherwise defending or responding to such foreclosure; to confess judgment against the Trust; or to take such other action with respect to indebtedness or other obligations of the Trustees, in such capacity, the property of the Trust or the Trust as the Trustees in their discretion may determine.
    (v) Termination of Status. To terminate the status of the Trust as a real estate investment trust under the Code; provided, however, that the Board of Trustees shall take no action to terminate the Trust's status as a real estate investment trust under the Code until such time as (i) the Board of Trustees adopts a resolution recommending that the Trust terminate its status as a real estate investment trust under the Code, (ii) the Board of Trustees presents the resolution at an annual or special meeting of the Shareholders and (iii) such resolution is approved by the holders of a majority of the issued and outstanding Common Shares (as hereinafter defined).
    (w) Fiscal Year. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Trust.
    (x) Seal. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Trust.

    (y) Bylaws. To adopt, implement and from time to time alter, amend or repeal Bylaws relating to the business and organization of the Trust which are not inconsistent with the provisions of this Declaration of Trust.
    (z) Accounts and Books. To determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Trust, or any of them, shall be open to the inspection of Shareholders.
    (aa) Voting Trust. To participate in, and accept securities issued under or subject to, any voting trust.
    (ab) Proxies. To solicit proxies of the Shareholders at the expense of the Trust.
    (bb) Ownership Limits. To determine that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a real estate investment trust under the Code or that compliance with any restriction or limitations on ownership and transfers of Shares set forth in Article VII hereof is no longer required for the Trust to qualify as a real estate investment trust under the Code.
    (cc) Further Powers. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Trust or to carry out the provisions of this Declaration of Trust, even if such powers are not specifically provided hereby.
    Section 5.3 Determination of Best Interest of Trust. In determining what is in the best interest of the Trust, a Trustee shall consider the interests of the Shareholders of the Trust and, in his sole and absolute discretion, may consider (a) the interests of the Trust's employees, suppliers, creditors and customers, (b) the economy of the nation, (c) community and societal interests and (d) the long-term as well as short-term interests of the Trust and its Shareholders, including the possibility that these interests may be best served by the continued independence of the Trust.
    Section 5.4 Number and Classification. The number of Trustees (the "Trustees") shall initially be two (2), which number (i) shall automatically be increased to seven (7) effective immediately following the closing of the Trust's initial public offering and (ii) may be thereafter increased or decreased from time to time in accordance with the Bylaws of the Trust; provided, however, that, effective immediately following the closing of the Trust's initial public offering, the total number of Trustees shall not be fewer than three (3) and not more than nine (9). Notwithstanding the foregoing, if for any reason any or all of the Trustees cease to be Trustees, such event shall not terminate the Trust or affect this Declaration of Trust or the powers of any remaining Trustees. The names and addresses of the initial two (2) Trustees are:

Name	Address

Stuart L. Scott	200 East Randolph Drive
Chicago, Illinois 60601

Jon E. Bortz	220 East 42nd Street
New York, New York 10017
    Effective immediately following the closing of the Trust's initial public offering, the number of Trustees shall automatically be increased to seven (7), whereupon the Trustees, including the initial Trustees, shall be divided into three classes as nearly equal in number as possible and initially consisting of two, two and three members, respectively, with the term of office of one class expiring each year. One class of Trustees, consisting initially of two member, shall hold office initially for a term expiring at the annual meeting of Shareholders in 1999; another class, consisting initially of two members, shall hold office initially for a term expiring at the annual meeting of Shareholders in 2000; and the third class, consisting initially of three members, shall hold office initially for a term expiring at the annual meeting of Shareholders in 2001. The Board of Trustees, by resolution, shall designate the Trustees who will serve in each class.
    The Trustees may fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees. Beginning with the annual meeting of Shareholders in 1999 and at each succeeding annual meeting of Shareholders, the successor or successors to the class of Trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of Shareholders. Trustees shall hold office until their successors are duly elected and qualify. Election of Trustees by Shareholders shall require the vote and be in accordance with the procedures set forth in the Bylaws.
    It shall not be necessary to list in this Declaration of Trust the names and addresses of any Trustees hereafter elected.
    Section 5.5 Resignation, Removal or Death. Any Trustee may resign by written notice to the Board, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Shares, as hereinafter defined, to elect one or more Trustees, a Trustee may be removed at any time, only with cause, at a meeting of the Shareholders, by the affirmative vote of the holders of a majority of the Shares then outstanding and entitled to vote for the election of Trustees. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the property of the Trust and shall execute and deliver such documents as the remaining Trustees require for the conveyance of any property of the Trust held in his name, and shall account to the remaining Trustees as they require for all property which he holds as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts described in the foregoing sentence.
    Section 5.6 Title to Property of the Trust. Legal title to all property of the Trust shall be vested in the Trustees, but they may cause legal title to any property of the Trust to be held by or in the name of any Trustee, or the Trust, or any other person as nominee. The right, title and interest of the Trustees in and to the property of the Trust shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to Section 5.5 hereof or otherwise. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trustees may deem necessary or desirable.
ARTICLE VI
SHARES OF BENEFICIAL INTEREST
    Section 6.1 Authorized Shares. The Trust shall have the authority to issue a total of 120 million shares of beneficial interest ("Shares"), of which 100 million shall be common shares of beneficial interest, $.01 par value per share ("Common Shares"), and 20 million shall be preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"). The Board of Trustees, with the approval of the holders of record of outstanding Shares (the "Shareholders") by a majority of the votes entitled to be cast at a meeting of Shareholders duly called and at which a quorum is present, may amend this Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has authority to issue.
    Section 6.2 Common Shares. Subject to the provisions of Article VII, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote, and all Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, appraisal, conversion or exchange rights.
    Section 6.3 Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares, and may reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of Preferred Shares. Prior to issuance of classified or reclassified Preferred Shares of any series, the Board of Trustees by resolution shall (a) designate that series to distinguish it from all other series of Preferred Shares; (b) specify the number of Preferred Shares to be included in the series; (c) set, subject to the provisions of Article VII and subject to the express terms of any series of Preferred Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each series; and (d) cause the Trust to file Articles Supplementary with the State Department of Assessments and Taxation of Maryland (the "SDAT"). Any of the terms of any series of Preferred Shares set pursuant to clause (c) of this Section 6.3 may be made dependent upon facts ascertainable outside this Declaration of Trust (including, without limitation, the occurrence of any event or a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such series of Shares is clearly and expressly set forth in the Articles Supplementary filed with the SDAT.
    Section 6.4 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the Bylaws.
    Section 6.5 Dividends and Distributions. The Board of Trustees may from time to time authorize, declare and pay to Shareholders such dividends or distributions, in cash, property or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Code; provided, however, that Shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.5 shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any person in whose name any Shares are registered on the records of the Trust or by his duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Unless the status of the Trust as a real estate investment trust under the Code has been terminated pursuant to Section 5.2(u) hereof, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.
    Section 6.6 General Nature of Shares. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration of Trust. The Shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a Shareholder shall not terminate the Trust or give his legal representative any rights against other Shareholders, the Trustees or the property of the Trust, except the right, exercised in accordance with applicable provisions of the Bylaws, to receive a new certificate for Shares in exchange for the certificate held by the deceased Shareholder. The Trust is entitled to treat as Shareholders only those persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust.
    Section 6.7 Fractional Shares. The Trust may, without the consent or approval of any Shareholders, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.
    Section 6.8 Declaration and Bylaws. All Shareholders are subject to the provisions of this Declaration of Trust and the Bylaws.
ARTICLE VII
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES
    Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:
    Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns," "Beneficially Owning" and "Beneficially Owned" shall have the correlative meanings.
    Benefit Plan Investor. The term "Benefit Plan Investor" shall have the meaning provided in 29 C.F.R. ss. 2510.3-101(f)(2), or any successor regulation thereto.
    Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
    Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.7, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) (other than clause (vii) or (viii) thereof) and 170(c)(2) of the Code.

    Charitable Trust. The term "Charitable Trust" shall mean any trust provided for in Section 7.2.1(b)(i) and Section 7.3.1.
    Charitable Trustee. The term "Charitable Trustee" shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.
    Closing Price. The "Closing Price" on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market or, if such system is no longer in use, the principal other automated inter-dealer quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined in good faith by the Board of Trustees.
    Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Own," "Constructively Owns," "Constructively Owning" and "Constructively Owned" shall have the correlative meanings.
    Effective Date. The term "Effective Date" shall mean the date of the closing of the initial public offering of Common Shares.
    ERISA Investor. The term "ERISA Investor" shall mean any holder of Shares that is (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) a plan as defined in Section 4975(e) of the Code (any such employee benefit plan or plan described in clause (i) or this clause (ii) being referred to herein as a "Plan"), (iii) a trust which was established pursuant to a Plan, or a nominee for such trust or Plan, or (iv) an entity whose underlying assets include assets of a Plan by reason of such Plan's investment in such entity.
    Initial Date. The term "Initial Date" shall mean January 15, 1998.
    Initial Shareholder. The term Initial Shareholder shall mean .
    Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date.
    NYSE. The term "NYSE" shall mean the New York Stock Exchange, Inc.
    Ownership Limit. The term "Ownership Limit" shall mean (i) with respect to the Common Shares, 9.8% (in value or number of Shares, whichever is more restrictive) of the outstanding Common Shares of the Trust; and (ii) with respect to any class or series of Preferred Shares, 9.8% (in value or number of Shares, whichever is more restrictive) of the outstanding Shares of such class or series of Preferred Shares of the Trust.
    Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.
    Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

    Publicly Offered Securities. The term "Publicly Offered Securities" shall have the meaning provided in 29 C.F.R. ss. 2510.3-101(b)(2), or any successor regulation thereto.
    REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.
    Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.
    Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) a change in the capital structure of the Trust, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of Section 544 of the Code, as modified by Section 856(h), (c) the granting or exercise of any option or warrant (or any disposition of any option or warrant), pledge, security interest, or similar right to acquire Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. (For purposes of this Article VII, the right of a limited partner in LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership, to require the partnership to redeem such limited partner's units of partnership interest pursuant to Section 8.6 of the Agreement of Limited Partnership of LaSalle Hotel Operating Partnership, L.P. shall not be considered to be an option or similar right to acquire Shares of the Trust.) The terms "Transferring" and "Transferred" shall have the correlative meanings.
    Section 7.2 Restrictions on Ownership and Transfer of Shares.
    Section 7.2.1 Ownership Limitations. From the Initial Date and prior to the Restriction Termination Date:
    (a) Basic Restrictions.
    (i) (1) No Person, other than the Initial Shareholder, shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit and (2) the Initial Shareholder shall not Beneficially Own or Constructively Own Shares in excess of the Ownership Limit on any date after the Effective Date.
    (ii) No Person shall Beneficially Own or Constructively Own Shares to the extent that (1) such Beneficial Ownership of Shares would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or (2) such Beneficial Ownership or Constructive Ownership of Shares would result in the Trust otherwise failing to qualify as a REIT (including, but not limited to, ownership that would result in the Trust actually owning or Constructively Owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).
    (iii) No Person shall Transfer any Shares if, as a result of the Transfer, the Shares would be Beneficially Owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code). Notwithstanding any other provisions contained herein (but subject to Section 7.5), any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.
    (b) Transfer in Trust. If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.2.1(a)(i) or (ii), then:
    (i) that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded to the nearest whole share) shall be automatically transferred to a

Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or
    (ii) subject to Section 7.5, if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.
    Section 7.2.2 Remedies for Breach. Subject to Section 7.5, if the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.
    Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 7.2.1(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such acquisition or ownership on the Trust's status as a REIT.
    Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:
    (a) every owner of more than five percent (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held; provided that a Shareholder of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the dividends received on such Shares (an "Actual Owner"), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the Shareholder of record is nominee. Each owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT and to ensure compliance with the Ownership Limit.
    (b) each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Shareholders of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.
    Section 7.2.5 Remedies Not Limited. Subject to Section 5.2(u) and Section 7.5, nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders in preserving the Trust's status as a REIT.
    Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. If this Section 7.2 or Section 7.3 requires an action by the Board of Trustees and this Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 7.2 or Sections 7.1 or 7.3.
    Section 7.2.7 Exceptions.
    (a) The Board, in its sole and absolute discretion, may grant to any Person who makes a request therefor an exception to the Ownership Limit or the Excluded Holder Limit with respect to the ownership of any series or class of Preferred Shares, subject to the following conditions and limitations: (A) the Board shall have determined that (x) assuming such Person would Beneficially Own or Constructively Own the maximum amount of Common Shares and Preferred Shares permitted as a result of the exception to be granted and (y) assuming that all other Persons who would be treated as "individuals" for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would Beneficially Own or Constructively Own the maximum amount of Common Shares and Preferred Shares permitted under this Article VII (taking into account any exception, waiver, or exemption granted under this Section 7.2.7 to (or with respect to) such Persons), the Trust would not be "closely held" within the meaning of Section 856(h) of the Code (assuming that the ownership of Shares is determined during the second half of a taxable year) and would not otherwise fail to qualify as a REIT; and (B) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its sole and absolute discretion, determine to be necessary in order for it to make the determination that the conditions set forth in clause (A) above of this Section 7.2.7(a) have been or will continue to be satisfied (including, without limitation, an agreement as to a reduced Ownership Limit, for such Person with respect to the Beneficial Ownership or Constructive Ownership of one or more other classes of Shares not subject to the exception), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit (as may be applicable) with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (a)). If a member of the Board requests that the Board grant an exception pursuant to this subparagraph (a) with respect to such member or with respect to any other Person if such Board member would be considered to be the Beneficial Owner or Constructive Owner of Shares owned by such Person, such member of the Board shall not participate in the decision of the Board as to whether to grant any such exception.
    (b) In addition to exceptions permitted under subparagraph (a) above, the Board in its sole and absolute discretion, may grant to any Person who makes a request therefor an exception from the Ownership Limit if: (i) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) and (ii) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its reasonable discretion, require to ensure that the conditions in clause (i) hereof is satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any exception thereto granted under this subparagraph (b), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 with respect to Shares held in excess of the Ownership Limit with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (b)).
    (c) Prior to granting any exception or exemption pursuant to subparagraph (a) or (b), the Board must receive a ruling from the Internal Revenue Service or advice of counsel, in either case in form and substance satisfactory to the Board, in its sole and absolute discretion, as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.
    (d) Subject to Section 7.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement; and, provided, that the ownership of Shares by such underwriter would not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Trust's failing to qualify as a REIT.
    Section 7.2.8 Increase in Ownership Limit. The Board of Trustees may from time to time increase the Ownership Limit, subject to the limitations provided in this Section 7.2.8.
    (a) The Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code, could Beneficially Own, in the aggregate, more than 49.5% of the value of the outstanding Shares.
    (b) Prior to the modification of the Ownership Limit pursuant to this Section 7.2.8, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT if the modification in the Ownership Limit were to be made.
    Section 7.2.9 Legend. Each certificate for Shares shall bear substantially the following legend:
The Shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Trust's Declaration of Trust, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8 percent (in value or number of Shares) of the outstanding Common Shares of the Trust; (ii) with respect to any class or series of Preferred Shares, no Person may Beneficially Own or Constructively Own more than 9.8 percent (in value or number of Shares) of the outstanding Shares of such class or series of Preferred Shares of the Trust; (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. Unless otherwise defined herein, all capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.
    Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a Shareholder on request and without charge.
    Section 7.3 Transfer of Shares in Trust.
    Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3.7.
    Section 7.3.2 Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Shares.
    Section 7.3.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee shall be paid by the recipient thereof with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other Shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Shareholders.
    Section 7.3.4 Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares or such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Trust, in accordance with Section 7.3.5.
    Section 7.3.5 Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the Shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.5. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.5, such excess shall be paid to the Charitable Trustee upon demand.
    Section 7.3.6 Purchase Right in Shares Transferred to the Charitable Trustee. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 7.3.5. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.
    Section 7.3.7 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code.
    Section 7.4 Restrictions on Ownership and Transfer of Shares by Benefit Plans.
    Section 7.4.1 Ownership Limitations. Notwithstanding any other provisions herein, if and to the extent that any Shares do not constitute Publicly Offered Securities, then Benefit Plan Investors may not, on any date, hold, individually or in the aggregate, 25 percent or more of the value of such class of Shares. For purposes of determining whether Benefit Plan Investors hold, individually or in the aggregate, 25 percent or more of the value of such class of Shares, the value of Shares of such class held by any Trustee or officer of the Trust, or any other Person who has discretionary authority or control with respect to the assets of the Trust, or any Person who provides investment advice for a fee to the Trust in connection with its assets, shall be disregarded.
    Section 7.4.2 Remedies for Violations by Benefit Plan Investors. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that (i) a Transfer or other event has taken place that results in a violation of Section 7.4.1 or will otherwise result in the underlying assets and property of the Trust becoming assets of any ERISA Investor or (ii) that a Person intends to acquire or has attempted to acquire or hold Shares in a manner that will result in a violation of Section 7.4.1 or will otherwise result in the underlying assets and property of the Trust becoming assets of any ERISA Investor, the Board of Trustees or a committee thereof shall take such action as it deems advisable to mitigate, prevent or cure the consequences that might result to the Trust from such Transfer or other event, including without limitation, refusing to give effect to or preventing such Transfer or event through redemption of such Shares or refusal to give effect to the Transfer or event on the books of the Trust, or instituting proceedings to enjoin such Transfer or other event.
    Section 7.4.3 Information on Benefit Plan Status. Any Person who acquires or attempts or intends to acquire or hold Shares shall provide to the Trust such information as the Trust may request in order to determine whether such acquisition or holding has or will result in a violation of Section 7.4.1 or otherwise result in the underlying assets and property of the Trust becoming assets of any ERISA Investor, including the name and address of any Person for whom a nominee holds Shares and whether the underlying assets of such Person include assets of any Benefit Plan Investor.
    Section 7.5 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system; provided, that the fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.
    Section 7.6 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.
    Section 7.7 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.
ARTICLE VIII
SHAREHOLDERS
    Section 8.1 Meetings. There shall be an annual meeting of the Shareholders, to be held on proper notice at such time (after the delivery of the annual report as provided in the Bylaws) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in this Declaration of Trust, special meetings of Shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.
    Section 8.2 Voting Rights. Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section 5.4 and the removal of Trustees as provided in Section 5.5; (b) amendment of this Declaration of Trust as provided in Article X; (c) termination of the Trust as provided in Section 12.2; (d) reorganization, merger or consolidation of the Trust, or the sale or disposition of substantially all of the property of the Trust, as provided in Article XI; (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Shareholders for approval or ratification (including, without limitation, a resolution recommending the termination of the Trust's status as a real estate investment trust under the Code pursuant to Section 5.2(u) hereof); and (f) such other matters as may be properly brought before a meeting by a Shareholder pursuant to the Bylaws. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Board of Trustees.
    Section 8.3 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Preferred Shares pursuant to Section 6.3, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell or (b) except as expressly required by Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.
    Section 8.4 Extraordinary Actions. Except as otherwise specifically provided in this Declaration of Trust (including without limitation, in those provisions relating to election and removal of Trustees and changes in the number of authorized Shares), notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or authorized by the affirmative vote of not less than [sixty-six and two-thirds percent (66 2/3%)] of all the votes entitled to be cast on the matter.
    Section 8.5 Action By Shareholders without a Meeting. Subject to Title 8 and any other applicable provisions of law, the Bylaws may provide that any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting by the written consent of all Shareholders entitled to vote on such matter; provided, that all Shareholders entitled to notice of any such meeting but not entitled to vote on such matter shall have made a written waiver of any right to dissent to such action taken without a meeting.

ARTICLE IX
LIABILITY LIMITATION, INDEMNIFICATION AND
TRANSACTIONS WITH THE TRUST
    Section 9.1 Limitation of Shareholders' Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholders be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of his being a Shareholder.
    Section 9.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholders for money damages. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholders, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholders for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty.
    Section 9.3 Indemnification. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former Shareholder, Trustee or officer of the Trust or (b) any individual who, while a Trustee of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Shareholder, Trustee or officer of the Trust. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.
    Section 9.4 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in this Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.
    Section 9.5 Express Exculpatory Clauses in Instruments. The Board of Trustees shall cause to be inserted in every written agreement, undertaking or obligation made or issued on behalf of the Trust, an appropriate provision to the effect that neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all persons shall look solely to the property of the Trust for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.
ARTICLE X
AMENDMENTS
    Section 10.1 General. The Trust reserves the right from time to time to make any amendment to this Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration of Trust, of any Shares. All rights and powers conferred by this Declaration of Trust on Shareholders, Trustees and officers are granted subject to this reservation. Articles of Amendment to this Declaration of Trust (a) shall be signed and acknowledged by at least a majority of the Trustees, or an officer duly authorized by at least a majority of the

Trustees, (b) shall be filed for record as provided in Section 13.5 and (c) shall become effective as of the later of the time the SDAT accepts the Articles of Amendment for record or the time established in the Articles of Amendment, not to exceed 30 days after the Articles of Amendment are accepted for record. All references to this Declaration of Trust shall include all amendments thereto.
    Section 10.2 By Trustees. The Trustees may amend this Declaration of Trust from time to time, in the manner provided by Title 8, without any action by the Shareholders, to qualify as a real estate investment trust under the Code or under Title 8.
    Section 10.3 By Shareholders. Except as otherwise provided in this Declaration of Trust, any amendment to this Declaration of Trust shall be valid only if proposed in a resolution adopted by the Board of Trustees, which resolution shall set forth the proposed amendment and declare that it is advisable, and approved at an annual or special meeting of Shareholders by the affirmative vote of not less than two-thirds of all the votes entitled to be cast on the matter.
ARTICLE XI
REORGANIZATION; MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY
    Section 11.1 Reorganization. Subject to the provisions of any class or series of Shares at the time outstanding, the Trustees shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the property of the Trust and carry on the affairs of the Trust, or (ii) merge the Trust into, or sell, convey and transfer the property of the Trust to, any such corporation, association, trust or organization in exchange for securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Trust, and upon the occurrence of (i) or (ii) above terminate the Trust and deliver such securities or beneficial interests ratably among the Shareholders according to the respective rights of the class or series of Shares held by them; provided, however, that any such action shall have been approved, at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote thereon.
    Section 11.2 Merger, Consolidation or Sale of Property of the Trust. Subject to the provisions of any class or series of Shares at the time outstanding, the Trustees shall have the power to (a) merge into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer or dispose of all or substantially all of the property of the Trust. Any such action must be approved by the Board of Trustees and, after notice to all Shareholders entitled to vote on the matter, by the affirmative vote of not less than two-thirds of all the votes entitled to be cast on the matter.
ARTICLE XII
DURATION AND TERMINATION OF TRUST
    Section 12.1 Duration. The Trust shall continue perpetually unless terminated pursuant to Section 12.2 or pursuant to any applicable provision of Title 8.
    Section 12.2 Termination.
    (a) Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may be terminated at any meeting of Shareholders, by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. Upon the termination of the Trust:
        (i) The Trust shall carry on no business except for the purpose of winding up its affairs.
    (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust's contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.
    (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trustees may distribute the remaining property of the Trust among the Shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.
    (b) After termination of the Trust, the liquidation of its business and the distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust's records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Shareholders shall cease.
ARTICLE XIII
MISCELLANEOUS
    Section 13.1 Governing Law. This Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.
    Section 13.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or Shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or Shareholders; (d) a copy of this Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to this Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact or relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.
    Section 13.3 Severability.
    (a) The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of this Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination.
    (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.
    Section 13.4 Construction. In this Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland.
    Section 13.5 Recordation. This Declaration of Trust and any Articles of Amendment hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration of Trust or any Articles of Amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration of Trust or any amendment hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various Articles of Amendment thereto.
    THIRD: The amendment to and restatement of the Declaration of Trust of the Trust as hereinabove set forth has been duly approved and advised by the Board of Trustees by majority vote thereof and approved by the sole shareholder of the Trust as required by law.

    FOURTH: The current address of the principal office of the Trust is 220 East 42nd Street, New York, New York 10017.
    FIFTH: The name and address of the Trust's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the Declaration of Trust of the Trust.
    SIXTH: The number of trustees of the Trust and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the Declaration of Trust of the Trust.

IN WITNESS WHEREOF, these Articles of Amendment and Restatement of Declaration of Trust have been signed on this 24th day of April, 1998 by all of the Trustees of the Trust, each of whom acknowledges, that this document is his free act and deed, and that to the best of his knowledge, information, and belief, the matters and facts set forth herein are true in all material respects and that the statement is made under the penalties for perjury.

/s/ Stuart L. Scott__________________
Stuart L. Scott

/s/ Jon E. Bortz_____________________
Jon E. Bortz

LASALLE HOTEL PROPERTIES
ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
10 1/4% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES,
$.01 PAR VALUE PER SHARE
LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust (the "Trust"), having its principal office in Bethesda, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Trustees by Article VI Section 6.3 of the Articles of Amendment and Restatement of Declaration of Trust, dated April 24, 1998, as amended (the "Declaration of Trust"), the Trustees have duly classified and designated 4,000,000 Preferred Shares of the Trust as 10 1/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share, of the Trust ("Series A Preferred Shares").
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Series A Preferred Shares are as follows,
10 1/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share
1. Designation and Number. A series of Preferred Shares, designated the "10 1/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share", is hereby established. The number of authorized Series A Preferred Shares shall be 4,000,000.
2. Relative Seniority. The Series A Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series A Preferred Shares; (b) on a parity with all equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Trust which rank senior to the Series A Preferred Shares in accordance with Section 6(d). The term "equity securities" shall not include convertible debt securities.
3. Distributions.
(a) Holders of Series A Preferred Shares shall be entitled to receive, when and as authorized by the Trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of ten and one-quarter percent (10 1/4%) per annum of the Twenty-five Dollars ($25.00) per share liquidation preference of the Series A Preferred Shares (equivalent to a fixed annual amount of $2.5625 per share). Such distributions shall accumulate on a daily basis and be cumulative from (but excluding) March 6, 2002 and be payable quarterly in equal amounts in arrears on the fifteenth day of January, April, July and October of each year, beginning on April 15, 2002 (each such day being hereinafter called a "Distribution Payment Date"); provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series A Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Trustees for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Record Date").
(b) No distribution on the Series A Preferred Shares shall be authorized by the Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
(c) Notwithstanding anything to the contrary contained herein, distributions on the Series A Preferred Shares shall accumulate whether or not the restrictions referred to in clause (b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series A Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be.
(d) If any Series A Preferred Shares are outstanding, no full distributions will be authorized or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series A Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series A Preferred Shares, all distributions authorized, paid or set apart for payment upon the Series A Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series A Preferred Shares shall be authorized and paid pro rata or authorized and set apart for payment pro rata so that the amount of distributions authorized per Series A Preferred Share and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per Series A Preferred Share and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series A Preferred Shares which may be in arrears.
(e) Except as provided in clause (d), unless full cumulative distributions on the Series A Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series A Preferred Shares as to distributions and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series A Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series A Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series A Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, Trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust's status as a REIT).
(f) Holders of Series A Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series A Preferred Shares as described above. Any distribution payment made on the Series A Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.
(g) In determining whether a distribution by dividend, redemption or other acquisition of the Trust's equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.
(h) "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
4. Liquidation Rights.
(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a "liquidation"), the holders of Series A Preferred Shares then outstanding shall be entitled to receive, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), a liquidation preference in cash of Twenty-five Dollars ($25.00) per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series A Preferred Shares as to liquidation rights.
(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to make full payment to holders of Series A Preferred Shares and to the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series A Preferred Shares as to liquidation rights, then the holders of the Series A Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c) Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Shares at the respective address of such holders as the same shall appear on the share transfer records of the Trust.
(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of the remaining assets of the Trust.
(e) None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust's property or business shall be considered a liquidation, dissolution or winding up of the Trust.
5. Redemption
(a) The Series A Preferred Shares are not redeemable prior to March 6, 2007. To ensure that the Trust remains qualified as a real estate investment trust ("REIT") for federal income tax purposes, however, the Series A Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series A Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after March 6, 2007, the Trust, at its option, upon giving notice as provided below, may redeem the Series A Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of Twenty-five Dollars ($25.00) per share, plus all accumulated and unpaid distributions on such Series A Preferred Shares to the date of such redemption (the "Redemption Right").
(b) If fewer than all of the outstanding Series A Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trustees. If such redemption is to be by lot and, as a result of such redemption, any holder of Series A Preferred Shares would become a holder of a number of Series A Preferred Shares in excess of the Ownership Limit because such holder's Series A Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series A Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series A Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series A Preferred Shares shall be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series A Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series A Preferred Shares. In addition, unless full cumulative distributions on all Series A Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series A Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series A Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series A Preferred Shares for the purpose of preserving the Trust's status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.)
(d) Immediately prior to any redemption of Series A Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series A Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution

Payment Date notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Shares for which a notice of redemption has been given.
(e) The following provisions set forth the procedures for redemption:
(i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given.
(ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series A Preferred Shares to be redeemed; (D) the place or places where the Series A Preferred Shares are to be surrendered for payment of the redemption price; and (E) that distributions on the Series A Preferred Shares to be redeemed will cease to accumulate on such redemption date. If less than all of the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred Shares held by such holder to be redeemed.
(iii) On or after the redemption date, each holder of Series A Preferred Shares to be redeemed shall present and surrender the certificates representing his Series A Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series A Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing Series A Preferred Shares are to be redeemed, a new certificate shall be issued representing the unredeemed shares.
(iv) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series A Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust's share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series A Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series A Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series A Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f) Any Series A Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.
6. Voting Rights.
(a) Holders of the Series A Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law. In any matter in which the holders of Series A Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series A Preferred Share held by such holder. If the holders of the Series A Preferred Shares and the holders of another series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series A Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference.

(b) Whenever distributions on any Series A Preferred Shares shall be in arrears for six or more consecutive quarterly periods (a "Preferred Distribution Default"), the holders of Series A Preferred Shares (voting as a single class with all other equity securities upon which like voting rights have been conferred and are exercisable ("Parity Preferred Shares")) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a "Preferred Share Trustee") at a special meeting called by the holders of at least 10% of the outstanding Series A Preferred Shares or the holders of at least 10% of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Trust less than 90 days before the date fixed for the next annual or special meeting of shareholders, at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on the Series A Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment in full.
(c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series A Preferred Shares shall have been paid in full or authorized and set aside for payment in full, the holders of Series A Preferred Shares shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or authorized by the Trustees and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series A Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series A Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.
(d) So long as any Series A Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series A Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust (including these Articles Supplementary), whether by merger or consolidation (in either case, an "Event") or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series A Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series A Preferred Shares; and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other class or series of equity securities, or (y) any increase in the amount of authorized Series A Preferred Shares or any other class or series of equity securities, in the case of each of (x) or (y) above ranking on a parity with or junior to the Series A Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
7. Conversion. The Series A Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of holders thereof.
8. Application of Article VII. The Series A Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.

SECOND: The Series A Preferred Shares have been classified and designated by the Trustees under the authority contained in the Declaration of Trust.
THIRD: These Articles Supplementary have been approved by the Trustees in the manner and by the vote required by law.
FOURTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
FIFTH: The undersigned President of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, LASALLE HOTEL PROPERTIES has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary on February 28, 2002.

WITNESS:	LASALLE HOTEL PROPERTIES
/s/ Hans S. Weger	By:	/s/ Jon E. Bortz
Hans S. Weger		Jon E. Bortz
Secretary		President

LASALLE HOTEL PROPERTIES
ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
8.375% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES,
$.01 PAR VALUE PER SHARE
LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust (the “Trust”), having its principal office in Bethesda, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Trustees by Article VI Section 6.3 of the Articles of Amendment and Restatement of Declaration of Trust, dated April 24, 1998, as amended (the “Declaration of Trust”), the Trustees have duly classified and designated 1,200,000 Preferred Shares of the Trust as 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share, of the Trust (“Series B Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Series B Preferred Shares are as follows,
8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share
1. Designation and Number. A series of Preferred Shares, designated the “8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share”, is hereby established. The number of authorized Series B Preferred Shares shall be 1,200,000.
2. Relative Seniority. The Series B Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series B Preferred Shares; (b) on a parity with all equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Trust which rank senior to the Series B Preferred Shares in accordance with Section 6(d). The term “equity securities” shall not include convertible debt securities.
3. Distributions.
(a) Holders of Series B Preferred Shares shall be entitled to receive, when and as authorized by the Trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of eight and three-eighths percent (8.375%) per annum of the Twenty-five Dollars ($25.00) per share liquidation preference of the Series B Preferred Shares (equivalent to a fixed annual amount of $2.09375 per share). Such distributions shall accumulate on a daily basis and be cumulative from (but excluding) September 30, 2003 and be payable quarterly in equal amounts in arrears on the fifteenth day of January, April, July and October of each year, beginning on January 15, 2004 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series B Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Trustees for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).
(b) No distribution on the Series B Preferred Shares shall be authorized by the Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c) Notwithstanding anything to the contrary contained herein, distributions on the Series B Preferred Shares shall accumulate whether or not the restrictions referred to in clause (b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series B Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be.
(d) If any Series B Preferred Shares are outstanding, no full distributions will be authorized or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series B Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series B Preferred Shares, all distributions authorized, paid or set apart for payment upon the Series B Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series B Preferred Shares shall be authorized and paid pro rata or authorized and set apart for payment pro rata so that the amount of distributions authorized per Series B Preferred Share and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per Series B Preferred Share and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series B Preferred Shares which may be in arrears.
(e) Except as provided in clause (d), unless full cumulative distributions on the Series B Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series B Preferred Shares as to distributions and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series B Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series B Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series B Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, Trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust's status as a REIT).
(f) Holders of Series B Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series B Preferred Shares as described above. Any distribution payment made on the Series B Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.
(g) In determining whether a distribution by dividend, redemption or other acquisition of the Trust's equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.
(h) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
4. Liquidation Rights.
(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series B Preferred Shares then outstanding shall be entitled to receive, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), a liquidation preference in cash of Twenty-five Dollars ($25.00) per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series B Preferred Shares as to liquidation rights.

(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to make full payment to holders of Series B Preferred Shares and to the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series B Preferred Shares as to liquidation rights, then the holders of the Series B Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c) Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Shares at the respective address of such holders as the same shall appear on the share transfer records of the Trust.
(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of the remaining assets of the Trust.
(e) None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust's property or business shall be considered a liquidation, dissolution or winding up of the Trust.
5. Redemption
(a) The Series B Preferred Shares are not redeemable prior to September 30, 2008. To ensure that the Trust remains qualified as a real estate investment trust (“REIT”) for federal income tax purposes, however, the Series B Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series B Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after September 30, 2008, the Trust, at its option, upon giving notice as provided below, may redeem the Series B Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of Twenty-five Dollars ($25.00) per share, plus all accumulated and unpaid distributions on such Series B Preferred Shares to the date of such redemption (the “Redemption Right”).
(b) If fewer than all of the outstanding Series B Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trustees. If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Shares would become a holder of a number of Series B Preferred Shares in excess of the Ownership Limit because such holder's Series B Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series B Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series B Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series B Preferred Shares shall be redeemed unless all outstanding Series B Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series B Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series B Preferred Shares. In addition, unless full cumulative distributions on all Series B Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series B Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series B Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series B Preferred Shares for the purpose of preserving the Trust's status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares.)
(d) Immediately prior to any redemption of Series B Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series B Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Shares for which a notice of redemption has been given.
(e) The following provisions set forth the procedures for redemption:
(i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom notice was defective or not given.
(ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series B Preferred Shares to be redeemed; (D) the place or places where the Series B Preferred Shares are to be surrendered for payment of the redemption price; and (E) that distributions on the Series B Preferred Shares to be redeemed will cease to accumulate on such redemption date. If less than all of the Series B Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B Preferred Shares held by such holder to be redeemed.
(iii) On or after the redemption date, each holder of Series B Preferred Shares to be redeemed shall present and surrender the certificates representing his Series B Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series B Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing Series B Preferred Shares are to be redeemed, a new certificate shall be issued representing the unredeemed shares.
(iv) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series B Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust's share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series B Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series B Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series B Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f) Any Series B Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.
6. Voting Rights.
(a) Holders of the Series B Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law. In any matter in which the holders of Series B Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series B Preferred Share held by such holder. If the holders of the Series B Preferred Shares and the holders of another series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series B Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference.

(b) Whenever distributions on any Series B Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the holders of Series B Preferred Shares (voting as a single class with all other equity securities upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”)) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 10% of the outstanding Series B Preferred Shares or the holders of at least 10% of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Trust less than 90 days before the date fixed for the next annual or special meeting of shareholders, at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on the Series B Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment in full.
(c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series B Preferred Shares shall have been paid in full or authorized and set aside for payment in full, the holders of Series B Preferred Shares shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or authorized by the Trustees and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series B Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series B Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.
(d) So long as any Series B Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series B Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust (including these Articles Supplementary), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series B Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series B Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series B Preferred Shares; and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other class or series of equity securities, or (y) any increase in the amount of authorized Series B Preferred Shares or any other class or series of equity securities, in the case of each of (x) or (y) above ranking on a parity with or junior to the Series B Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
7. Conversion. The Series B Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of holders thereof.
8. Application of Article VII. The Series B Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.

SECOND: The Series B Preferred Shares have been classified and designated by the Trustees under the authority contained in the Declaration of Trust.
THIRD: These Articles Supplementary have been approved by the Trustees in the manner and by the vote required by law.
FOURTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
FIFTH: The undersigned President of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, LASALLE HOTEL PROPERTIES has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary on September 23, 2003.

WITNESS:	LASALLE HOTEL PROPERTIES

/s/ HANS S. WEGER	By:	/s/ JON E. BORTZ
Hans S. Weger Secretary		Jon E. Bortz President

LASALLE HOTEL PROPERTIES
ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
7.25% SERIES C CUMULATIVE REDEEMABLE PREFERRED
SHARES OF BENEFICIAL INTEREST,
$.01 PAR VALUE PER SHARE
LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust (the “Trust”), having its principal office in Bethesda, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Trustees by Article VI, Section 6.3 of the Articles of Amendment and Restatement of Declaration of Trust, dated April 24, 1998, as amended (the “Declaration of Trust”), the Trustees have duly classified and designated 2,450,000 shares of the authorized but unissued preferred shares of the Trust as 7.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share, of the Trust (“Series C Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Series C Preferred Shares are as follows:
7.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share
1. Designation and Number. A series of Preferred Shares, designated the “7.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share”, is hereby established. The number of authorized Series C Preferred Shares shall be 2,450,000.
2. Relative Seniority. The Series C Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series C Preferred Shares; (b) on a parity with all equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Trust which rank senior to the Series C Preferred Shares in accordance with Section 6(d). The term “equity securities” shall not include convertible debt securities.
3. Distributions.
(a) Holders of Series C Preferred Shares shall be entitled to receive, when and as authorized by the Trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of seven and one-quarter percent (7.25%) per annum of the Twenty-five Dollars ($25.00) per share liquidation preference of the Series C Preferred Shares (equivalent to a fixed annual amount of $1.8125 per share). Such distributions shall accumulate on a daily basis and be cumulative from (but excluding) the original date of issuance and be payable quarterly in equal amounts in arrears on the fifteenth day of January, April, July and October of each year, beginning on October 15, 2005 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series C Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Trustees for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).
(b) No distribution on the Series C Preferred Shares shall be authorized by the Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c) Notwithstanding anything to the contrary contained herein, distributions on the Series C Preferred Shares shall accumulate whether or not the restrictions referred to in clause (b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series C Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be. Accumulated and unpaid distributions will not bear interest.
(d) If any Series C Preferred Shares are outstanding, no distributions will be authorized or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series C Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Shares for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series C Preferred Shares, all distributions authorized, paid or set apart for payment upon the Series C Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series C Preferred Shares shall be authorized and paid pro rata or authorized and set apart for payment pro rata so that the amount of distributions authorized per Series C Preferred Share and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per Series C Preferred Share and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series C Preferred Shares which may be in arrears.
(e) Except as provided in clause (d), unless full cumulative distributions on the Series C Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series C Preferred Shares as to distributions and upon liquidation) shall be authorized or paid or set apart for payment nor shall any other distribution be authorized or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series C Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series C Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series C Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, Trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust's status as a REIT).
(f) Holders of Series C Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series C Preferred Shares as described above. Any distribution payment made on the Series C Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.
(g) In determining whether a distribution by dividend, redemption or other acquisition of the Trust's equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.
(h) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
4. Liquidation Rights.
(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series C Preferred Shares then outstanding shall be entitled to receive, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), a liquidation preference in cash of Twenty-five Dollars ($25.00) per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series C Preferred Shares as to liquidation rights.

(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to make full payment to holders of Series C Preferred Shares and to the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series C Preferred Shares as to liquidation rights, then the holders of the Series C Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c) Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Shares at the respective address of such holders as the same shall appear on the share transfer records of the Trust.
(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Shares will have no right or claim to any of the remaining assets of the Trust.
(e) None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust's property or business shall be considered a liquidation, dissolution or winding up of the Trust.
5. Redemption.
(a) Except as provided below, the Series C Preferred Shares are not redeemable prior to January 1, 2021. To ensure that the Trust remains qualified as a real estate investment trust (“REIT”) for federal income tax purposes, however, the Series C Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series C Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. Notwithstanding the first sentence of this Section 5(a), at any time during the period from January 1, 2016 to and including December 31, 2016, the Trust, at its option, upon giving notice as provided below, may redeem the Series C Preferred Shares, in whole or in part, for cash, at a redemption price of Twenty-five Dollars ($25.00) per share, plus all accumulated and unpaid distributions on such Series C Preferred Shares to the date of such redemption (the “Redemption Right”). The Trust may also exercise its Redemption Right at any time and from time to time on or after January 1, 2021, upon giving notice as provided below.
(b) If fewer than all of the outstanding Series C Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trustees. If such redemption is to be by lot and, as a result of such redemption, any holder of Series C Preferred Shares would become a holder of a number of Series C Preferred Shares in excess of the Ownership Limit because such holder's Series C Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series C Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series C Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series C Preferred Shares shall be redeemed unless all outstanding Series C Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series C Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series C Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series C Preferred Shares. In addition, unless full cumulative distributions on all Series C Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series C Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series C Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series C Preferred Shares for the purpose of preserving the Trust's status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Shares.)

(d) Immediately prior to any redemption of Series C Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series C Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series C Preferred Shares for which a notice of redemption has been given.
(e) The following provisions set forth the procedures for redemption:
(i) Notice of redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date (and in any event no later than March 31, 2016, in the case of a redemption to occur between January 1, 2016 and December 31, 2016). A similar notice will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date (and in any event no later than March 31, 2016, in the case of a redemption to occur between January 1, 2016 and December 31, 2016), addressed to the respective holders of record of the Series C Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Shares except as to the holder to whom notice was defective or not given.
(ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series C Preferred Shares to be redeemed; (D) the place or places where the Series C Preferred Shares are to be surrendered for payment of the redemption price; and (E) that distributions on the Series C Preferred Shares to be redeemed will cease to accumulate on such redemption date. If less than all of the Series C Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series C Preferred Shares held by such holder to be redeemed.
(iii) On or after the redemption date, each holder of Series C Preferred Shares to be redeemed shall present and surrender the certificates representing his Series C Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series C Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series C Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.
(iv) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series C Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust's share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series C Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series C Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series C Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f) Any Series C Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.
6. Voting Rights.
(a) Holders of the Series C Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law. In any matter in which the holders of Series C Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series C Preferred Share held by such holder. If the holders of the Series C Preferred Shares and the holders of another series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series C Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference.
(b) Whenever distributions on any Series C Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the holders of Series C Preferred Shares (voting as a single class with all other equity securities upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”)) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 10% of the outstanding Series C Preferred Shares or the holders of at least 10% of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Trust less than 90 days before the date fixed for the next annual or special meeting of shareholders, at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on the Series C Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment in full.
(c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series C Preferred Shares shall have been paid in full or authorized and set apart for payment in full, the holders of Series C Preferred Shares shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or authorized by the Trustees and set apart for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series C Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series C Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.
(d) So long as any Series C Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series C Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust (including these Articles Supplementary), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series C Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series C Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series C Preferred Shares or the holders thereof; and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other class or series of equity securities, or (y) any increase in the amount of authorized Series C Preferred Shares or any other class or series of equity securities, in the case of each of (x) or (y) above ranking on a parity with or junior to the Series C Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
7. Conversion. The Series C Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of holders thereof.

8. Application of Article VII. The Series C Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.
THIRD: The Series C Preferred Shares have been classified and designated by the Trustees under the authority contained in the Declaration of Trust.
FOURTH: These Articles Supplementary have been approved by the Trustees in the manner and by the vote required by law.
FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
SIXTH: The undersigned President of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, LASALLE HOTEL PROPERTIES has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary on August 24, 2005.

WITNESS:	LASALLE HOTEL PROPERTIES
/s/ Hans S. Weger	By:	/s/ Jon E. Bortz
Hans S. Weger		Jon E. Bortz
Secretary		President

LASALLE HOTEL PROPERTIES
ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
7.5% SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES,
$.01 PAR VALUE PER SHARE
LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust (the “Trust”), having its principal office in Bethesda, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Trustees by Article VI Section 6.3 of the Articles of Amendment and Restatement of Declaration of Trust, dated April 24, 1998, as amended (the “Declaration of Trust”), the Trustees have duly classified and designated 3,300,000 Preferred Shares of the Trust as 7.5% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share, of the Trust (“Series D Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Series D Preferred Shares are as follows,
7.5% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share
1. Designation and Number. A series of Preferred Shares, designated the “7.5% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share”, is hereby established. The number of authorized Series D Preferred Shares shall be 3,300,000.
2. Relative Seniority. The Series D Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series D Preferred Shares; (b) on a parity with all equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Trust which rank senior to the Series D Preferred Shares in accordance with Section 6(d). The term “equity securities” shall not include convertible debt securities.
3. Distributions.
(a) Holders of Series D Preferred Shares shall be entitled to receive, when and as authorized by the Trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of seven and one-half percent (7.5%) per annum of the Twenty-five Dollars ($25.00) per share liquidation preference of the Series D Preferred Shares (equivalent to a fixed annual amount of $1.875 per share). Such distributions shall accumulate on a daily basis and be cumulative from (but excluding) the original date of issuance and be payable quarterly in equal amounts in arrears on or about the fifteenth day of each January, April, July and October of each year, beginning on October 17, 2005 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series D Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Trustees for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).
(b) No distribution on the Series D Preferred Shares shall be authorized by the Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
(c) Notwithstanding anything to the contrary contained herein, distributions on the Series D Preferred Shares shall accumulate whether or not the restrictions referred to in clause (b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series D Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be. Accumulated and unpaid distributions will not bear interest.
(d) If any Series D Preferred Shares are outstanding, no distributions will be authorized or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series D Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Shares for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series D Preferred Shares, all distributions authorized, paid or set apart for payment upon the Series D Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series D Preferred Shares shall be authorized and paid pro rata or authorized and set apart for payment pro rata so that the amount of distributions authorized per Series D Preferred Share and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per Series D Preferred Share and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series D Preferred Shares which may be in arrears.
(e) Except as provided in clause (d), unless full cumulative distributions on the Series D Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series D Preferred Shares as to distributions and upon liquidation) shall be authorized or paid or set apart for payment nor shall any other distribution be authorized or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series D Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series D Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series D Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, Trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust's status as a REIT).
(f) Holders of Series D Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series D Preferred Shares as described above. Any distribution payment made on the Series D Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.
(g) In determining whether a distribution by dividend, redemption or other acquisition of the Trust's equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.
(h) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
4. Liquidation Rights.
(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series D Preferred Shares then outstanding shall be entitled to receive, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), a liquidation preference in cash of Twenty-five Dollars ($25.00) per Series D Preferred Share, plus an amount equal to all accumulated and unpaid distributions through and including the date of payment, before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series D Preferred Shares as to liquidation rights.

(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to make full payment to holders of Series D Preferred Shares and to the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series D Preferred Shares as to liquidation rights, then the holders of the Series D Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c) Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Shares at the respective address of such holders as the same shall appear on the share transfer records of the Trust.
(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Shares will have no right or claim to any of the remaining assets of the Trust.
(e) None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust's property or business shall be considered a liquidation, dissolution or winding up of the Trust.
5. Redemption
(a) The Series D Preferred Shares are not redeemable prior to August 24, 2010. To ensure that the Trust remains qualified as a real estate investment trust (“REIT”) for federal income tax purposes, however, the Series D Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series D Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after August 24, 2010, the Trust, at its option, upon giving notice as provided below, may redeem the Series D Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of Twenty-five Dollars ($25.00) per share, plus all accumulated and unpaid distributions on such Series D Preferred Shares through the date of such redemption (the “Redemption Right”).
(b) If fewer than all of the outstanding Series D Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trustees. If such redemption is to be by lot and, as a result of such redemption, any holder of Series D Preferred Shares would become a holder of a number of Series D Preferred Shares in excess of the Ownership Limit because such holder's Series D Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series D Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series D Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series D Preferred Shares shall be redeemed unless all outstanding Series D Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series D Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series D Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series D Preferred Shares. In addition, unless full cumulative distributions on all Series D Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series D Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series D Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series D Preferred Shares for the purpose of preserving the Trust's status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Shares.)
(d) Immediately prior to any redemption of Series D Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series D Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series D Preferred Shares for which a notice of redemption has been given.
(e) The following provisions set forth the procedures for redemption:
(i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Shares except as to the holder to whom notice was defective or not given.
(ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series D Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series D Preferred Shares to be redeemed; (D) the place or places where the Series D Preferred Shares are to be surrendered for payment of the redemption price; and (E) that distributions on the Series D Preferred Shares to be redeemed will cease to accumulate on such redemption date. If less than all of the Series D Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series D Preferred Shares held by such holder to be redeemed.
(iii) On or after the redemption date, each holder of Series D Preferred Shares to be redeemed shall present and surrender the certificates representing his Series D Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series D Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series D Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.
(iv) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series D Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust's share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series D Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series D Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series D Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f) Any Series D Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.
6. Voting Rights.
(a) Holders of the Series D Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law. In any matter in which the holders of Series D Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series D Preferred Share held by such holder. If the holders of the Series D Preferred Shares and the holders of another series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series D Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference.

(b) Whenever distributions on any Series D Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the holders of Series D Preferred Shares (voting as a single class with all other equity securities upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”)) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 10% of the outstanding Series D Preferred Shares or the holders of at least 10% of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Trust less than 90 days before the date fixed for the next annual or special meeting of shareholders, at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on the Series D Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.
(c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series D Preferred Shares shall have been paid in full or authorized and set aside for payment in full, the holders of Series D Preferred Shares shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or authorized by the Trustees and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series D Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series D Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.
(d) So long as any Series D Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series D Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust (including these Articles Supplementary), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series D Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series D Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series D Preferred Shares or the holders thereof; and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other class or series of equity securities, or (y) any increase in the amount of authorized Series D Preferred Shares or any other class or series of equity securities, in the case of each of (x) or (y) above ranking on a parity with or junior to the Series D Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
7. Conversion. The Series D Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of holders thereof.
8. Application of Article VII. The Series D Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.

THIRD: The Series D Preferred Shares have been classified and designated by the Trustees under the authority contained in the Declaration of Trust.
FOURTH: These Articles Supplementary have been approved by the Trustees in the manner and by the vote required by law.
FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
SIXTH: The undersigned President of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, LASALLE HOTEL PROPERTIES has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary on August 22, 2005.

WITNESS:	LASALLE HOTEL PROPERTIES

/s/ Hans S. Weger	By:	/s/ Jon E. Bortz
Hans S. Weger Secretary		Jon E. Bortz President

LASALLE HOTEL PROPERTIES
ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
8% SERIES E CUMULATIVE REDEEMABLE PREFERRED SHARES,
$.01 PAR VALUE PER SHARE
LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust (the “Trust”), having its principal office in Bethesda, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Trustees by Article VI Section 6.3 of the Articles of Amendment and Restatement of Declaration of Trust, dated April 24, 1998, as amended (the “Declaration of Trust”), the Trustees have duly classified and designated 3,500,000 Preferred Shares of the Trust as 8% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share, of the Trust (“Series E Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Series E Preferred Shares are as follows,
8% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share
1. Designation and Number. A series of Preferred Shares, designated the “8% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share”, is hereby established. The number of authorized Series E Preferred Shares shall be 3,500,000.
2. Relative Seniority. The Series E Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series E Preferred Shares; (b) on a parity with all equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Trust which rank senior to the Series E Preferred Shares in accordance with Section 7(d) hereof. The term “equity securities” shall not include convertible debt securities.
3. Distributions.
(a) Holders of Series E Preferred Shares shall be entitled to receive, when and as authorized by the Trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of eight percent (8%) per annum of the twenty-five dollars ($25.00) per share liquidation preference of the Series E Preferred Shares (equivalent to a fixed annual amount of $2.00 per share); provided, however, that during any period of time that both (i) the Series E Preferred Shares are not listed on the New York Stock Exchange (“NYSE”) or the American Stock Exchange (“AMEX”), or quoted on the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, AMEX or NASDAQ, and (ii) the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any Series E Preferred Shares are outstanding, the holders of Series E Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust, out of legally available funds, cumulative preferential cash distributions at the rate of nine percent 9% per annum of the twenty-five dollars ($25.00) per share liquidation preference of the Series E Preferred Shares (equivalent to a fixed annual amount of $2.25 per share) (the “Special Distribution”). Such distributions shall accumulate on a daily basis and be cumulative from (but excluding) the original date of issuance or, with respect to the Special Distribution, if applicable, from the date following the date on which both (i) the Series E Preferred Shares are not listed on the NYSE or the AMEX or quoted on NASDAQ, or are not listed or quoted on an exchange or quotation system that is a successor to the NYSE, AMEX or NASDAQ, and (ii) the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and be payable quarterly in equal amounts in arrears on or about the fifteenth day of each January, April, July and October of each year, beginning on April 17, 2006 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series E Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Trustees for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”). The Special Distribution, if applicable, shall cease to accrue on the date following the earlier of (i) the listing of the Series E Preferred Shares on the NYSE or the AMEX or their quotation on NASDAQ, or listing or quotation on an exchange or quotation system that is a successor to the NYSE, AMEX or NASDAQ, or (ii) the Trust becoming subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
(b) No distribution on the Series E Preferred Shares shall be authorized by the Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
(c) Notwithstanding anything to the contrary contained herein, distributions on the Series E Preferred Shares shall accumulate whether or not the restrictions referred to in clause (b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series E Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be. Accumulated and unpaid distributions will not bear interest.
(d) If any Series E Preferred Shares are outstanding, no distributions will be authorized or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series E Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Shares for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series E Preferred Shares, all distributions authorized, paid or set apart for payment upon the Series E Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series E Preferred Shares shall be authorized and paid pro rata or authorized and set apart for payment pro rata so that the amount of distributions authorized per Series E Preferred Share and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per Series E Preferred Share and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series E Preferred Shares which may be in arrears.
(e) Except as provided in clause (d), unless full cumulative distributions on the Series E Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series E Preferred Shares as to distributions and upon liquidation) shall be authorized or paid or set apart for payment nor shall any other distribution be authorized or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series E Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series E Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series E Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, Trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust's status as a REIT).
(f) Holders of Series E Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series E Preferred Shares as described above. Any distribution payment made on the Series E Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.
(g) In determining whether a distribution by dividend, redemption or other acquisition of the Trust's equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

(h) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
4. Liquidation Rights.
(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series E Preferred Shares then outstanding shall be entitled to receive, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), a liquidation preference in cash of Twenty-five Dollars ($25.00) per Series E Preferred Share, plus an amount equal to all accumulated and unpaid distributions through and including the date of payment, before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series E Preferred Shares as to liquidation rights.
(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to make full payment to holders of Series E Preferred Shares and to the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series E Preferred Shares as to liquidation rights, then the holders of the Series E Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c) Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series E Preferred Shares at the respective address of such holders as the same shall appear on the share transfer records of the Trust.
(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Shares will have no right or claim to any of the remaining assets of the Trust.
(e) None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust's property or business shall be considered a liquidation, dissolution or winding up of the Trust.
5. Redemption
(a) Except as described in Section 6 below and this Section 5, the Series E Preferred Shares are not redeemable prior to February 8, 2011. To ensure that the Trust remains qualified as a real estate investment trust (“REIT”) for federal income tax purposes, however, the Series E Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series E Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after February 8, 2011, the Trust, at its option, upon giving notice as provided below, may redeem the Series E Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of twenty-five dollars ($25.00) per share, plus all accumulated and unpaid distributions on such Series E Preferred Shares through the date of such redemption (the “Redemption Right”).
(b) If fewer than all of the outstanding Series E Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trustees. If such redemption is to be by lot and, as a result of such redemption, any holder of Series E Preferred Shares would become a holder of a number of Series E Preferred Shares in excess of the Ownership Limit because such holder's Series E Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series E Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series E Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series E Preferred Shares shall be redeemed unless all outstanding Series E Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series E Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series E Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series E Preferred Shares. In addition, unless full cumulative distributions on all Series E Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series E Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series E Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series E Preferred Shares for the purpose of preserving the Trust's status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Preferred Shares).
(d) Immediately prior to any redemption of Series E Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series E Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series E Preferred Shares for which a notice of redemption has been given.
(e) The following provisions set forth the procedures for redemption:
(i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series E Preferred Shares except as to the holder to whom notice was defective or not given.
(ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series E Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series E Preferred Shares to be redeemed; (D) the place or places where the Series E Preferred Shares are to be surrendered for payment of the redemption price; and (E) that distributions on the Series E Preferred Shares to be redeemed will cease to accumulate on such redemption date. If less than all of the Series E Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series E Preferred Shares held by such holder to be redeemed.
(iii) On or after the redemption date, each holder of Series E Preferred Shares to be redeemed shall present and surrender the certificates representing his Series E Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series E Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series E Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.
(iv) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series E Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust's share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series E Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series E Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series E Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f) Any Series E Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.
6. Special Optional Redemption by the Trust.
(a) If at any time both (i) the Series E Preferred Shares are not listed on the NYSE or the AMEX, or quoted on the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, AMEX or NASDAQ, and (ii) the Trust is not subject to the reporting requirements of the Exchange Act, and the Series E Preferred Shares are outstanding, the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series E Preferred Shares at their addresses as shown on the share transfer books of the Trust, to redeem the Series E Preferred Shares, in whole but not in part, within 90 days of the first date upon which both (i) the Series E Preferred Shares are not listed and (ii) the Trust is not subject to such reporting requirements of the Exchange Act, for cash at twenty-five dollars ($25.00) per share plus accrued and unpaid distributions, if any, to and including the redemption date, whether or not authorized. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series E Preferred Shares except as to the holder to whom notice was defective or not given.
(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series E Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series E Preferred Shares to be redeemed; (D) the place or places where the Series E Preferred Shares are to be surrendered for payment of the redemption price; and (E) that distributions on the Series E Preferred Shares to be redeemed will cease to accumulate on such redemption date.
(c) Immediately prior to any redemption of Series E Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series E Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series E Preferred Shares for which a notice of redemption has been given.
(d) On or after the redemption date, each holder of Series E Preferred Shares to be redeemed shall present and surrender the certificates representing his Series E Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series E Preferred Shares as the owner thereof and each surrendered certificate shall be canceled.
(e) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series E Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust's share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series E Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series E Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series E Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f) Any Series E Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.

7. Voting Rights.
(a) Holders of the Series E Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law. In any matter in which the holders of Series E Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series E Preferred Share held by such holder. If the holders of the Series E Preferred Shares and the holders of another series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series E Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference.
(b) Whenever distributions on any Series E Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the holders of Series E Preferred Shares (voting as a single class with all other equity securities upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”)) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 10% of the outstanding Series E Preferred Shares or the holders of at least 10% of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Trust less than 90 days before the date fixed for the next annual or special meeting of shareholders, at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on the Series E Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.
(c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series E Preferred Shares shall have been paid in full or authorized and set aside for payment in full, the holders of Series E Preferred Shares shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or authorized by the Trustees and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series E Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series E Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.
(d) So long as any Series E Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series E Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series E Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust (including these Articles Supplementary), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series E Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series E Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series E Preferred Shares or the holders thereof; and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other class or series of equity securities, or (y) any increase in the amount of authorized Series E Preferred Shares or any other class or series of equity securities, in the case of each of (x) or (y) above ranking on a parity with or junior to the Series E Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series E Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
8. Information Rights. During any period in which the Trust is required to pay a Special Distribution, the Trust will (i) transmit by mail or other permissible means under the Exchange Act to all holders of the Series E Preferred Shares, as their names and addresses appear in the Trust's record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Trust would have been required to file with the SEC, pursuant to Section 13 or Section 15(d) of the Exchange Act if the Trust were subject to such sections (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series E Preferred Shares. The Trust will mail (or otherwise provide) the reports to the holders of Series E Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.
 9. Conversion. The Series E Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of holders thereof.
10. Application of Article VII. The Series E Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.
THIRD: The Series E Preferred Shares have been classified and designated by the Trustees under the authority contained in the Declaration of Trust.
FOURTH: These Articles Supplementary have been approved by the Trustees in the manner and by the vote required by law.
FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
SIXTH: The undersigned President of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, LASALLE HOTEL PROPERTIES has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary on February 6, 2006.

WITNESS:	LASALLE HOTEL PROPERTIES

/s/ Hans S. Weger	By:	/s/ Michael D. Barnello
Hans S. Weger		Michael D. Barnello
Secretary		Chief Operating Officer and Executive Vice President of Acquisitions

LASALLE HOTEL PROPERTIES
ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
7.25% SERIES G CUMULATIVE REDEEMABLE PREFERRED SHARES,
$.01 PAR VALUE PER SHARE
LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust (the “Trust”), having its principal office in Bethesda, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Trustees by Article VI Section 6.3 of the Articles of Amendment and Restatement of Declaration of Trust, dated April 24, 1998, as amended (the “Declaration of Trust”), the Trustees have duly classified and designated 4,000,000 Preferred Shares of the Trust as 7.25% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share, of the Trust (“Series G Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Series G Preferred Shares are as follows,
7.25% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share
1. Designation and Number. A series of Preferred Shares, designated the “7.25% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share”, is hereby established. The number of authorized Series G Preferred Shares shall be 4,000,000.
2. Relative Seniority. The Series G Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series G Preferred Shares; (b) on a parity with all equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Trust which rank senior to the Series G Preferred Shares in accordance with Section 7(d) hereof. The term “equity securities” shall not include convertible debt securities.
3. Distributions.
(a) Holders of Series G Preferred Shares shall be entitled to receive, when and as authorized by the Trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of seven and one quarter percent (7.25%) per annum of the twenty-five dollars ($25.00) per share liquidation preference of the Series G Preferred Shares (equivalent to a fixed annual amount of $1.8125 per share); provided, however, that during any period of time that both (i) the Series G Preferred Shares are not listed on the New York Stock Exchange (“NYSE”) or the American Stock Exchange (“AMEX”), or quoted on The NASDAQ Global Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, AMEX or NASDAQ, and (ii) the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any Series G Preferred Shares are outstanding, the holders of Series G Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust, out of legally available funds, cumulative preferential cash distributions at the rate of eight and one quarter percent 8.25% per annum of the twenty-five dollars ($25.00) per share liquidation preference of the Series G Preferred Shares (equivalent to a fixed annual amount of $2.0625 per share) (the “Special Distribution”). Such distributions shall accumulate on a daily basis and be cumulative from (but excluding) the original date of issuance or, with respect to the Special Distribution, if applicable, from the date following the date on which both (i) the Series G Preferred Shares are not listed on the NYSE or the AMEX or quoted on NASDAQ, or are not listed or quoted on an exchange or quotation system that is a successor to the NYSE, AMEX or NASDAQ, and (ii) the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and be payable quarterly in equal amounts in arrears on or about the fifteenth day of each January, April, July and October of each year, beginning on January 12, 2007 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series G Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Trustees for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”). The Special Distribution, if applicable, shall cease to accrue on the date following the earlier of (i) the listing of the Series G Preferred Shares on the NYSE or the AMEX or their quotation on NASDAQ, or listing or quotation on an exchange or quotation system that is a successor to the NYSE, AMEX or NASDAQ, or (ii) the Trust becoming subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
(b) No distribution on the Series G Preferred Shares shall be authorized by the Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
(c) Notwithstanding anything to the contrary contained herein, distributions on the Series G Preferred Shares shall accumulate whether or not the restrictions referred to in clause (b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series G Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be. Accumulated and unpaid distributions will not bear interest.
(d) If any Series G Preferred Shares are outstanding, no distributions will be authorized or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series G Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series G Preferred Shares for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series G Preferred Shares, all distributions authorized, paid or set apart for payment upon the Series G Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series G Preferred Shares shall be authorized and paid pro rata or authorized and set apart for payment pro rata so that the amount of distributions authorized per Series G Preferred Share and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per Series G Preferred Share and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series G Preferred Shares which may be in arrears.
(e) Except as provided in clause (d), unless full cumulative distributions on the Series G Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series G Preferred Shares as to distributions and upon liquidation) shall be authorized or paid or set apart for payment nor shall any other distribution be authorized or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series G Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series G Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series G Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, Trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust's status as a REIT).
(f) Holders of Series G Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series G Preferred Shares as described above. Any distribution payment made on the Series G Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.
(g) In determining whether a distribution by dividend, redemption or other acquisition of the Trust's equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.
(h) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
4. Liquidation Rights.
(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series G Preferred Shares then outstanding shall be entitled to receive, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), a liquidation preference in cash of Twenty-five Dollars ($25.00) per Series G Preferred Share, plus an amount equal to all accumulated and unpaid distributions through and including the date of payment, before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series G Preferred Shares as to liquidation rights.
(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to make full payment to holders of Series G Preferred Shares and to the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series G Preferred Shares as to liquidation rights, then the holders of the Series G Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c) Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series G Preferred Shares at the respective address of such holders as the same shall appear on the share transfer records of the Trust.
(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Shares will have no right or claim to any of the remaining assets of the Trust.
(e) None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust's property or business shall be considered a liquidation, dissolution or winding up of the Trust.
5. Redemption
(a) Except as described in Section 6 below and this Section 5, the Series G Preferred Shares are not redeemable prior to November 17, 2011. To ensure that the Trust remains qualified as a real estate investment trust (“REIT”) for federal income tax purposes, however, the Series G Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series G Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after November 17, 2011, the Trust, at its option, upon giving notice as provided below, may redeem the Series G Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of twenty-five dollars ($25.00) per share, plus all accumulated and unpaid distributions on such Series G Preferred Shares through the date of such redemption (the “Redemption Right”).
(b) If fewer than all of the outstanding Series G Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trustees. If such redemption is to be by lot and, as a result of such redemption, any holder of Series G Preferred Shares would become a holder of a number of Series G Preferred Shares in excess of the Ownership Limit because such holder's Series G Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series G Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series G Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series G Preferred Shares shall be redeemed unless all outstanding Series G Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series G Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series G Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series G Preferred Shares. In addition, unless full cumulative distributions on all Series G Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series G Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series G Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series G Preferred Shares for the purpose of preserving the Trust's status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series G Preferred Shares).
(d) Immediately prior to any redemption of Series G Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series G Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series G Preferred Shares for which a notice of redemption has been given.
(e) The following provisions set forth the procedures for redemption:
(i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series G Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series G Preferred Shares except as to the holder to whom notice was defective or not given.
(ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series G Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series G Preferred Shares to be redeemed; (D) the place or places where the Series G Preferred Shares are to be surrendered for payment of the redemption price; and (E) that distributions on the Series G Preferred Shares to be redeemed will cease to accumulate on such redemption date. If less than all of the Series G Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series G Preferred Shares held by such holder to be redeemed.
(iii) On or after the redemption date, each holder of Series G Preferred Shares to be redeemed shall present and surrender the certificates representing his Series G Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series G Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series G Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.
(iv) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series G Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust's share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series G Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series G Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series G Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f) Any Series G Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.
6. Special Optional Redemption by the Trust.
(a) If at any time both (i) the Series G Preferred Shares are not listed on the NYSE or the AMEX, or quoted on the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, AMEX or NASDAQ, and (ii) the Trust is not subject to the reporting requirements of the Exchange Act, and the Series G Preferred Shares are outstanding, the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series G Preferred Shares at their addresses as shown on the share transfer books of the Trust, to redeem the Series G Preferred Shares, in whole but not in part, within 90 days of the first date upon which both (i) the Series G Preferred Shares are not listed and (ii) the Trust is not subject to such reporting requirements of the Exchange Act, for cash at twenty-five dollars ($25.00) per share plus accrued and unpaid distributions, if any, to and including the redemption date, whether or not authorized. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series G Preferred Shares except as to the holder to whom notice was defective or not given.
(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series G Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series G Preferred Shares to be redeemed; (D) the place or places where the Series G Preferred Shares are to be surrendered for payment of the redemption price; and (E) that distributions on the Series G Preferred Shares to be redeemed will cease to accumulate on such redemption date.
(c) Immediately prior to any redemption of Series G Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series G Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series G Preferred Shares for which a notice of redemption has been given.
(d) On or after the redemption date, each holder of Series G Preferred Shares to be redeemed shall present and surrender the certificates representing his Series G Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series G Preferred Shares as the owner thereof and each surrendered certificate shall be canceled.
(e) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series G Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust's share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series G Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series G Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series G Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f) Any Series G Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.
7. Voting Rights.
(a) Holders of the Series G Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law. In any matter in which the holders of Series G Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series G Preferred Share held by such holder. If the holders of the Series G Preferred Shares and the holders of another series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series G Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference.
(b) Whenever distributions on any Series G Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the holders of Series G Preferred Shares (voting as a single class with all other equity securities upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”)) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 10% of the outstanding Series G Preferred Shares or the holders of at least 10% of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Trust less than 90 days before the date fixed for the next annual or special meeting of shareholders, at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on the Series G Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.
(c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series G Preferred Shares shall have been paid in full or authorized and set aside for payment in full, the holders of Series G Preferred Shares shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or authorized by the Trustees and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series G Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series G Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.
(d) So long as any Series G Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series G Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series G Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust (including these Articles Supplementary), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series G Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series G Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series G Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series G Preferred Shares or the holders thereof; and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other class or series of equity securities, or (y) any increase in the amount of authorized Series G Preferred Shares or any other class or series of equity securities, in the case of each of (x) or (y) above ranking on a parity with or junior to the Series G Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series G Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
8. Information Rights. During any period in which the Trust is required to pay a Special Distribution, the Trust will (i) transmit by mail or other permissible means under the Exchange Act to all holders of the Series G Preferred Shares, as their names and addresses appear in the Trust's record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Trust would have been required to file with the SEC, pursuant to Section 13 or Section 15(d) of the Exchange Act if the Trust were subject to such sections (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series G Preferred Shares. The Trust will mail (or otherwise provide) the reports to the holders of Series G Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.
 9. Conversion. The Series G Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust at the option of holders thereof.
10. Application of Article VII. The Series G Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.
THIRD: The Series G Preferred Shares have been classified and designated by the Trustees under the authority contained in the Declaration of Trust.
FOURTH: These Articles Supplementary have been approved by the Trustees in the manner and by the vote required by law.
FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.
SIXTH: The undersigned President of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, LASALLE HOTEL PROPERTIES has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary on November 16, 2006.

WITNESS:	LASALLE HOTEL PROPERTIES

/s/ Hans S. Weger Hans S. Weger Secretary	By:	/s/ Jon E. Bortz Jon E. Bortz Chairman, President and Chief Executive Officer

ARTICLES OF AMENDMENT TO
LASALLE HOTEL PROPERTIES
AMENDED AND RESTATED DECLARATION OF TRUST
LaSalle Hotel Properties, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:
1. The Trust desires to and does amend its Amended and Restated Declaration of Trust as currently in effect and as hereinafter provided.
2. Article VI, Section 6.1 is hereby amended by deleting the following text from such section:
“Authorized Shares. The Trust shall have the authority to issue a total of 120 million shares of beneficial interest (“Shares”), of which 100 million shall be common shares of beneficial interest, $.01 par value per share (“Common Shares”), and 20 million shall be preferred shares of beneficial interest, $.01 par value per share (“Preferred Shares”). The Board of Trustees, with the approval of the holders of record of outstanding Shares (the “Shareholders”) by a majority of the votes entitled to be cast at a meeting of Shareholders duly called and at which a quorum is present, may amend this Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has authority to issue.”
and replacing it with the following:
“Authorized Shares. The Trust shall have the authority to issue a total of 240 million shares of beneficial interest (“Shares”), of which 200 million shall be common shares of beneficial interest, $.01 par value per share (“Common Shares”), and 40 million shall be preferred shares of beneficial interest, $.01 par value per share (“Preferred Shares”). The Board of Trustees, with the approval of the holders of record of outstanding Shares (the “Shareholders”) by a majority of the votes entitled to be cast at a meeting of Shareholders duly called and at which a quorum is present, may amend this Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has authority to issue.”
3. The foregoing amendment has been duly advised by the Trust's Board of Trustees and approved by the Trust's shareholders in accordance with the applicable provisions of law.
4. The aggregate par value of all authorized shares without giving effect to these Articles of Amendment is $1,200,000. The aggregate par value of all authorized shares upon giving effect to these Articles of Amendment will be $2,400,000.
5. These Articles of Amendment have not changed the information required by subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law.
6.  The undersigned Chairman, President and Chief Executive Officer acknowledges these Articles of Amendment to be the act of the Trust and as to all matters or facts required to be verified under oath, the undersigned Chairman, President and Chief Executive Officer acknowledges that, to the best of his knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf as of July 3, 2007, by its undersigned Chairman, President and Chief Executive Officer and attested to by its Secretary.

LASALLE HOTEL PROPERTIES

/s/ Jon E. Bortz
Jon E. Bortz, Chairman, President and Chief Executive Officer

ATTEST:

/s/ Hans S. Weger
Hans S. Weger, Chief Financial Officer, Executive Vice President, Treasurer and Secretary

LASALLE HOTEL PROPERTIES
ARTICLES SUPPLEMENTARY
LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust (the “Trust”), having its principal office in Bethesda, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST:  Pursuant to authority expressly vested in the Board of Trustees of the Trust by Article VI Section 6.3 of the Articles of Amendment and Restatement of Declaration of Trust, dated April 24, 1998, as amended (the “Declaration of Trust”), the Board of Trustees of the Trust has reclassified 2,350,000 shares of the Trust's Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Preferred Shares”), into shares of the Trust's 7.25% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series G Preferred Shares”).
SECOND:  The reclassification increases the number of shares classified as Series G Preferred Shares from 4,000,000 shares immediately prior to the reclassification to 6,350,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Preferred Shares from 25,550,000 immediately prior to the reclassification to 23,200,000 shares immediately after the reclassification.
THIRD:  The terms of the Series G Preferred Shares (including, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption) are as provided in the Declaration of Trust and remain unchanged by these Articles Supplementary.
FOURTH: The undersigned Chief Executive Officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer of the Trust acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 14th day of April, 2009.

LASALLE HOTEL PROPERTIES

By: /s/ Jon E. Bortz
Jon E. Bortz Chief Executive Officer

Attest: /s/ Hans S. Weger Hans S. Weger Secretary

LASALLE HOTEL PROPERTIES
ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
7.50% SERIES H CUMULATIVE REDEEMABLE PREFERRED SHARES,
$.01 PAR VALUE PER SHARE
LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust (the “Trust”), having its principal office in Bethesda, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Trustees by Article VI Section 6.3 of the Articles of Amendment and Restatement of Declaration of Trust, dated April 24, 1998, as amended (the “Declaration of Trust”), the Trustees have duly classified and designated 2,990,000 Preferred Shares of the Trust as 7.50% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share, of the Trust (“Series H Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Series H Preferred Shares are as follows,
7.50% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share
1. Designation and Number. A series of Preferred Shares, designated the “7.50% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share”, is hereby established. The number of authorized Series H Preferred Shares shall be 2,990,000.
2. Relative Seniority. The Series H Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series H Preferred Shares; (b) on a parity with all equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Trust which rank senior to the Series H Preferred Shares in accordance with Section 7(d) hereof. The term “equity securities” shall not include convertible debt securities.
3. Distributions.
(a) Holders of Series H Preferred Shares shall be entitled to receive, when and as authorized by the Trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of seven and one-half percent (7.50%) per annum of the twenty-five dollars ($25.00) per share liquidation preference of the Series H Preferred Shares (equivalent to a fixed annual amount of $1.875 per share). Such distributions shall accumulate on a daily basis and be cumulative from (but excluding) the original date of issuance and be payable quarterly in equal amounts in arrears on or about the fifteenth day of each January, April, July and October of each year, beginning on April 15, 2011 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series H Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Trustees for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).
(b) No distribution on the Series H Preferred Shares shall be authorized by the Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
(c) Notwithstanding anything to the contrary contained herein, distributions on the Series H Preferred Shares shall accumulate whether or not the restrictions referred to in clause (b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series H Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be. Accumulated and unpaid distributions will not bear interest.
(d) If any Series H Preferred Shares are outstanding, no distributions will be authorized or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series H Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series H Preferred Shares for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series H Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series H Preferred Shares, all distributions authorized, paid or set apart for payment upon the Series H Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series H Preferred Shares shall be authorized and paid pro rata or authorized and set apart for payment pro rata so that the amount of distributions authorized per Series H Preferred Share and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per Series H Preferred Share and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series H Preferred Shares which may be in arrears.
(e) Except as provided in clause (d), unless full cumulative distributions on the Series H Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series H Preferred Shares as to distributions and upon liquidation) shall be authorized or paid or set apart for payment nor shall any other distribution be authorized or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series H Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series H Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series H Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, Trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust's status as a REIT).
(f) Holders of Series H Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series H Preferred Shares as described above. Any distribution payment made on the Series H Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.
(g) In determining whether a distribution by dividend, redemption or other acquisition of the Trust's equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.
(h) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
4. Liquidation Rights.
(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series H Preferred Shares then outstanding shall be entitled to receive, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), a liquidation preference in cash of Twenty-five Dollars ($25.00) per Series H Preferred Share, plus an amount equal to all accumulated and unpaid distributions through and including the date of payment, before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series H Preferred Shares as to liquidation rights.

(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to make full payment to holders of Series H Preferred Shares and to the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series H Preferred Shares as to liquidation rights, then the holders of the Series H Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c) Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series H Preferred Shares at the respective address of such holders as the same shall appear on the share transfer records of the Trust.
(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series H Preferred Shares will have no right or claim to any of the remaining assets of the Trust.
(e) None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust's property or business shall be considered a liquidation, dissolution or winding up of the Trust.
5. Redemption
(a) Except as described in Section 6 below and this Section 5, the Series H Preferred Shares are not redeemable prior to January 24, 2016. To ensure that the Trust remains qualified as a real estate investment trust (“REIT”) for federal income tax purposes, however, the Series H Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series H Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after January 24, 2016, the Trust, at its option, upon giving notice as provided below, may redeem the Series H Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of twenty-five dollars ($25.00) per share, plus all accumulated and unpaid distributions on such Series H Preferred Shares through the date of such redemption (the “Redemption Right”).
(b) If fewer than all of the outstanding Series H Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trustees. If such redemption is to be by lot and, as a result of such redemption, any holder of Series H Preferred Shares would become a holder of a number of Series H Preferred Shares in excess of the Ownership Limit because such holder's Series H Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series H Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series H Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series H Preferred Shares shall be redeemed unless all outstanding Series H Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series H Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series H Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series H Preferred Shares. In addition, unless full cumulative distributions on all Series H Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series H Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series H Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series H Preferred Shares for the purpose of preserving the Trust's status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series H Preferred Shares).
(d) Immediately prior to any redemption of Series H Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series H Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series H Preferred Shares for which a notice of redemption has been given.
(e) The following provisions set forth the procedures for redemption pursuant to the Redemption Right:
(i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Trust, postage prepaid, no less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series H Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series H Preferred Shares except as to the holder to whom notice was defective or not given.
(ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series H Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series H Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series H Preferred Shares are to be surrendered for payment of the redemption price; and (E) that distributions on the Series H Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the Series H Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series H Preferred Shares held by such holder to be redeemed.
(iii) On or after the redemption date, each holder of Series H Preferred Shares to be redeemed shall present and surrender the certificates representing his Series H Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series H Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series H Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.
(iv) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series H Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust's share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series H Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series H Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series H Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f) Any Series H Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.
6. Special Optional Redemption by the Trust.
(a) Upon the occurrence of a Change of Control (as defined below), the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series H Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust, to redeem the Series H Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at twenty-five dollars ($25.00) per share plus accrued and unpaid distributions, if any, to and including the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series H Preferred Shares except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Trust has provided or provides notice of redemption with respect to the Series H Preferred Shares (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of Series H Preferred Shares will not have the conversion right described below in Section 9.
A “Change of Control” is when, after the original issuance of the Series H Preferred Shares, the following have occurred and are continuing:
(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of the Trust entitled to vote generally in elections of Trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and
(ii) following the closing of any transaction referred to in (i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE Amex Equities (“Amex”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, Amex or NASDAQ.
(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series H Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series H Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series H Preferred Shares are to be surrendered for payment of the redemption price; (E) that the Series H Preferred Shares are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that holders of the Series H Preferred Shares to which the notice relates will not be able to tender such Series H Preferred Shares for conversion in connection with the Change of Control and each Series H Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (G) that distributions on the Series H Preferred Shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the Series H Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series H Preferred Shares held by such holder to be redeemed.
If fewer than all of the outstanding Series H Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trustees. If such redemption is to be by lot and, as a result of such redemption, any holder of Series H Preferred Shares would become a holder of a number of Series H Preferred Shares in excess of the Ownership Limit because such holder's Series H Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series H Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series H Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series H Preferred Shares shall be redeemed unless all outstanding Series H Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series H Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series H Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series H Preferred Shares. In addition, unless full cumulative distributions on all Series H Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series H Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series H Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series H Preferred Shares for the purpose of preserving the Trust's status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series H Preferred Shares).
(d)    Immediately prior to any redemption of Series H Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series H Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series H Preferred Shares for which a notice of redemption has been given.
(e) On or after the redemption date, each holder of Series H Preferred Shares to be redeemed shall present and surrender the certificates representing his Series H Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series H Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series H Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.
(f) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series H Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust's share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series H Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series H Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series H Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(g) Any Series H Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.
7. Voting Rights.
(a) Holders of the Series H Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law. In any matter in which the holders of Series H Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series H Preferred Share held by such holder. If the holders of the Series H Preferred Shares and the holders of another series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series H Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference.
(b) Whenever distributions on any Series H Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the holders of Series H Preferred Shares (voting as a single class with all other equity securities upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”)) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 10% of the outstanding Series H Preferred Shares or the holders of at least 10% of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Trust less than 90 days before the date fixed for the next annual or special meeting of shareholders, at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on the Series H Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.

(c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series H Preferred Shares shall have been paid in full or authorized and set aside for payment in full, the holders of Series H Preferred Shares shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or authorized by the Trustees and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series H Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series H Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.
(d) So long as any Series H Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series H Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series H Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust (including these Articles Supplementary), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series H Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series H Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series H Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series H Preferred Shares or the holders thereof; and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other class or series of equity securities, or (y) any increase in the amount of authorized Series H Preferred Shares or any other class or series of equity securities, in the case of each of (x) or (y) above ranking on a parity with or junior to the Series H Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series H Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
8. Information Rights. During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series H Preferred Shares are outstanding, the Trust will (i) transmit by mail or other permissible means under the Exchange Act to all holders of the Series H Preferred Shares, as their names and addresses appear in the Trust's record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Trust would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series H Preferred Shares. The Trust will mail (or otherwise provide) the reports to the holders of Series H Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.
 9. Conversion. The Series H Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except as provided in this Section 9.
(a) Upon the occurrence of a Change of Control, each holder of Series H Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem the Series H Preferred Shares pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series H Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of Common Shares per Series H Preferred Share (the “Common Share Conversion

Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per Series H Preferred Share to be converted, plus (y) the amount of any accrued and unpaid distributions to and including the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum), by (ii) the Common Share Price (as defined below) (such quotient, the “Conversion Rate”), and (B) 1.702 (the “Share Cap”), subject to the immediately succeeding paragraph.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares as follows: the adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 4,425,200 Common Shares (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters' over-allotment option to purchase additional Series H Preferred Shares in the initial public offering of Series H Preferred Shares is exercised, not to exceed 5,088,980 Common Shares in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series H Preferred Shares shall receive upon conversion of such Series H Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series H Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series H Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).
In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series H Preferred Shares shall receive shall be the form of consideration elected by the holders of the Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with clause (c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice pursuant to clause (c) below.
The “Common Share Price” shall be (i) if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, the amount of cash consideration per Common Share, and (ii) if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash, the average of the closing price per Common Share on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.
(b) No fractional Common Shares shall be issued upon the conversion of Series H Preferred Shares. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.
(c) Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series H Preferred Shares at their addresses as they appear on the Trust's share transfer records and notice shall be provided to the Trust's transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series H Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series H Preferred Shares may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Share Price; (v) the Change of Control Conversion Date, which shall be a

Business Day occurring within 20 to 35 days following the date of such notice; (vi)  that if, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem all or any portion of the Series H Preferred Shares, the holder will not be able to convert Series H Preferred Shares and such Series H Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series H Preferred Share; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series H Preferred Shares must follow to exercise the Change of Control Conversion Right.
(d) The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Trust's website, in any event prior to the opening of business on the first Business Day following any date on which the Trust provides notice pursuant to clause (c) above to the holders of Series H Preferred Shares.
(e) In order to exercise the Change of Control Conversion Right, a holder of Series H Preferred Shares shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series H Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Trust's transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of Series H Preferred Shares to be converted; and (iii) that the Series H Preferred Shares are to be converted pursuant to the applicable provisions of the Series H Preferred Shares. Notwithstanding the foregoing, if the Series H Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).
(f) Holders of Series H Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust's transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn Series H Preferred Shares; (ii) if certificated Series H Preferred Shares have been issued, the certificate numbers of the withdrawn Series H Preferred Shares; and (iii) the number of Series H Preferred Shares, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series H Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.
(g) Series H Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem such Series H Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Trust elects to redeem Series H Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series H Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to and including the redemption date.
(h) The Trust shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.
(i) Notwithstanding anything to the contrary contained herein, no holder of Series H Preferred Shares will be entitled to convert such Series H Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration of Trust, Common Shares of the Trust in excess of the Ownership Limit, as such term is defined in the Declaration of Trust, as applicable.
10. Application of Article VII. The Series H Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.
THIRD: The Series H Preferred Shares have been classified and designated by the Trustees under the authority contained in the Declaration of Trust.
FOURTH: These Articles Supplementary have been approved by the Trustees in the manner and by the vote required by law.
FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and

Taxation of Maryland accepts these Articles Supplementary for record.
SIXTH: The undersigned President of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, LASALLE HOTEL PROPERTIES has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary on January 20, 2011.

WITNESS:	LASALLE HOTEL PROPERTIES

/s/ Hans S. Weger Hans S. Weger Secretary	By:	/s/ Michael D. Barnello Michael D. Barnello President and Chief Executive Officer

LASALLE HOTEL PROPERTIES
ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
6.375% SERIES I CUMULATIVE REDEEMABLE PREFERRED SHARES,
$.01 PAR VALUE PER SHARE
LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust (the “Trust”), having its principal office in Bethesda, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Trustees by Article VI Section 6.3 of the Articles of Amendment and Restatement of Declaration of Trust, dated April 24, 1998, as amended (the “Declaration of Trust”), the Trustees have duly classified and designated 4,600,000 Preferred Shares (as defined in the Declaration of Trust) of the Trust as 6.375% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share, of the Trust (“Series I Preferred Shares”).
SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Series I Preferred Shares are as follows,
6.375% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share
1. Designation and Number. A series of Preferred Shares, designated the “6.375% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share”, is hereby established. The number of authorized Series I Preferred Shares shall be 4,600,000.
2. Relative Seniority. The Series I Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series I Preferred Shares; (b) on a parity with all equity securities issued by the Trust, other than those equity securities referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Trust which rank senior to the Series I Preferred Shares in accordance with Section 7(d) hereof. The term “equity securities” shall not include convertible debt securities.
3. Distributions.
(a) Holders of Series I Preferred Shares shall be entitled to receive, when and as authorized by the Trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 6.375% per annum of the twenty-five dollars ($25.00) per share liquidation preference of the Series I Preferred Shares (equivalent to a fixed annual amount of $1.59375 per share). Such distributions shall accumulate on a daily basis and be cumulative from (but excluding) the original date of issuance and be payable quarterly in equal amounts in arrears on or about the fifteenth day of each January, April, July and October of each year, beginning on April 15, 2013 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. Any distribution payable on the Series I Preferred Shares for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Trustees for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).
(b) No distribution on the Series I Preferred Shares shall be authorized by the Trustees or paid or set aside for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting aside of funds or provides that such authorization, payment or setting aside of funds would constitute a breach thereof, or a default thereunder, or if such authorization, payment or setting aside of funds shall be restricted or prohibited by law.
(c) Notwithstanding anything to the contrary contained herein, distributions on the Series I Preferred Shares shall accrue whether or not the restrictions referred to in clause (b) exist, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series I Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be. Accrued but unpaid distributions will not bear interest.
(d) If any Series I Preferred Shares are outstanding, no distributions will be authorized or paid or set apart for payment on any equity securities of the Trust of any other class or series ranking, as to distributions, on a parity with or junior to the Series I Preferred Shares unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series I Preferred Shares for all past distribution periods. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series I Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series I Preferred Shares, all distributions authorized, paid or set apart for payment upon the Series I Preferred Shares and all other equity securities ranking on a parity, as to distributions, with the Series I Preferred Shares shall be authorized and paid pro rata or authorized and set apart for payment pro rata so that the amount of distributions authorized per Series I Preferred Share and each such other equity security shall in all cases bear to each other the same ratio that accrued distributions per Series I Preferred Share and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series I Preferred Shares which may be in arrears.
(e) Except as provided in clause (d), unless full cumulative distributions on the Series I Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series I Preferred Shares as to distributions and upon liquidation) shall be authorized or paid or set apart for payment nor shall any other distribution be authorized or made upon the Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series I Preferred Shares as to distributions or upon liquidation, nor shall any Common Shares or any other equity securities of the Trust ranking junior to or on a parity with the Series I Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust (except by conversion into or exchange for other equity securities of the Trust ranking junior to the Series I Preferred Shares as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Trust for officers, Trustees or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Trust's status as a real estate investment trust (“REIT”) for federal income tax purposes).
(f) Holders of Series I Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series I Preferred Shares as described above. Any distribution payment made on the Series I Preferred Shares shall first be credited against the earliest accrued and unpaid distribution due with respect to such shares which remains payable.
(g) In determining whether a distribution by dividend, redemption or other acquisition of the Trust's equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.
(h) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
4. Liquidation Rights.
(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust (referred to herein sometimes as a “liquidation”), the holders of Series I Preferred Shares then outstanding shall be entitled to receive, out of the assets of the Trust legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Trust), liquidating distributions in cash or property at fair market value as determined by the Trustees equal to a liquidation preference of Twenty-five Dollars ($25.00) per Series I Preferred Share, plus an amount equal to all accrued and unpaid distributions to and including the date of payment, before any distribution of assets is made to holders of Common Shares or any other equity securities of the Trust that rank junior to the Series I Preferred Shares as to liquidation rights.

(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to make full payment to holders of Series I Preferred Shares and to the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series I Preferred Shares as to liquidation rights, then the holders of the Series I Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(c) Written notice of any such liquidation of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 days nor more than 60 days prior to the payment date stated therein, to each record holder of the Series I Preferred Shares at the respective address of such holders as the same shall appear on the share transfer records of the Trust.
(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series I Preferred Shares will have no right or claim to any of the remaining assets of the Trust.
(e) None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease, transfer or conveyance of all or substantially all of the Trust's property or business shall be considered a liquidation of the Trust.
5. Redemption
(a) Except as described in Section 6 below and this Section 5, the Series I Preferred Shares are not redeemable prior to March 4, 2018. To ensure that the Trust remains qualified as a REIT for federal income tax purposes, however, the Series I Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series I Preferred Shares owned by a shareholder in excess of the Ownership Limit (as defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) and the Trust shall have the right to purchase such shares, as provided in Article VII of the Declaration of Trust. On and after March 4, 2018, the Trust, at its option, upon giving notice as provided below, may redeem the Series I Preferred Shares, in whole or from time to time in part, for cash, at a redemption price of twenty-five dollars ($25.00) per share, plus all accrued and unpaid distributions on such Series I Preferred Shares to and including the date of such redemption (the “Redemption Right”).
(b) If fewer than all of the outstanding Series I Preferred Shares are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trustees. If such redemption is to be by lot and, as a result of such redemption, any holder of Series I Preferred Shares would become a holder of a number of Series I Preferred Shares in excess of the Ownership Limit because such holder's Series I Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series I Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series I Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series I Preferred Shares shall be redeemed unless all outstanding Series I Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series I Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series I Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series I Preferred Shares. In addition, unless full cumulative distributions on all Series I Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series I Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series I Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series I Preferred Shares for the purpose of preserving the Trust's status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series I Preferred Shares).
(d) Immediately prior to any redemption of Series I Preferred Shares, the Trust shall pay, in cash, any accrued and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series I Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution

Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series I Preferred Shares for which a notice of redemption has been given.
(e) The following provisions set forth the procedures for redemption pursuant to the Redemption Right:
(i) Notice of redemption will be mailed by the Trust, postage prepaid, no less than 30 days nor more than 60 days before the redemption date, addressed to the respective holders of record of the Series I Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series I Preferred Shares except as to the holder to whom notice was defective or not given.
(ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series I Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series I Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series I Preferred Shares are to be surrendered for payment of the redemption price; and (E) that distributions on the Series I Preferred Shares to be redeemed will cease to accrue on such redemption date. If fewer than all of the Series I Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series I Preferred Shares held by such holder to be redeemed.
(iii) On or after the redemption date, each holder of Series I Preferred Shares to be redeemed shall present and surrender the certificates representing his Series I Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accrued and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series I Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series I Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.
(iv) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series I Preferred Shares designated for redemption in such notice shall cease to accrue and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accrued and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust's share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accrued and unpaid distributions to the redemption date) of the Series I Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series I Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series I Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(f) Any Series I Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.
6. Special Optional Redemption by the Trust.
(a) Upon the occurrence of a Change of Control (as defined below), the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no less than 30 days nor more than 60 days before the redemption date and addressed to the holders of record of the Series I Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust, to redeem the Series I Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at twenty-five dollars ($25.00) per share, plus accrued and unpaid distributions, if any, to and including the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series I Preferred Shares except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Trust has provided or provides notice of redemption with respect to the Series I

Preferred Shares (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of Series I Preferred Shares will not have the conversion right described below in Section 9.
A “Change of Control” is when, after the original issuance of the Series I Preferred Shares, the following have occurred and are continuing:

(i)
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of the Trust entitled to vote generally in elections of Trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and

(ii)
following the closing of any transaction referred to in (i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE MKT, or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series I Preferred Shares may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series I Preferred Shares to be redeemed; (D) the place or places where the certificates for the Series I Preferred Shares are to be surrendered for payment of the redemption price; (E) that the Series I Preferred Shares are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that holders of the Series I Preferred Shares to which the notice relates will not be able to tender such Series I Preferred Shares for conversion in connection with the Change of Control and each Series I Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (G) that distributions on the Series I Preferred Shares to be redeemed will cease to accrue on such redemption date. If fewer than all of the Series I Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series I Preferred Shares held by such holder to be redeemed.
If fewer than all of the outstanding Series I Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trustees. If such redemption is to be by lot and, as a result of such redemption, any holder of Series I Preferred Shares would become a holder of a number of Series I Preferred Shares in excess of the Ownership Limit because such holder's Series I Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration of Trust, the Trust will redeem the requisite number of Series I Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.
(c) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series I Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Series I Preferred Shares shall be redeemed unless all outstanding Series I Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Trust of Series I Preferred Shares pursuant to Article VII of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series I Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all Series I Preferred Shares. In addition, unless full cumulative distributions on all Series I Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, the Trust shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any Series I Preferred Shares (except by conversion into or exchange for equity securities of the Trust ranking junior to the Series I Preferred Shares as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of Series I Preferred Shares for the purpose of preserving the Trust's status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series I Preferred Shares).
(d) Immediately prior to any redemption of Series I Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accrued and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series I Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such shares before such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series I Preferred Shares for which a notice of redemption has been given.
(e) On or after the redemption date, each holder of Series I Preferred Shares to be redeemed shall present and surrender the certificates representing his Series I Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accrued and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing Series I Preferred Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series I Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.
(f) From and after the redemption date (unless the Trust defaults in payment of the redemption price), all distributions on the Series I Preferred Shares designated for redemption in such notice shall cease to accrue and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accrued and unpaid distributions up to the redemption date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust's share transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a redemption date, may irrevocably deposit the redemption price (including accrued and unpaid distributions to the redemption date) of the Series I Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series I Preferred Shares to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series I Preferred Shares at the end of two years after the redemption date shall be returned by such bank or trust company to the Trust.
(g) Any Series I Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.
7. Voting Rights.
(a) Holders of the Series I Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law. In any matter in which the holders of Series I Preferred Shares are entitled to vote, each such holder shall have the right to one vote for each Series I Preferred Share held by such holder. If the holders of the Series I Preferred Shares and the holders of another series of preferred shares are entitled to vote together as a single class on any matter, the holders of the Series I Preferred Shares and the holders of such other preferred shares shall each have one vote for each $25.00 of liquidation preference.
(b) Whenever distributions on any Series I Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the holders of Series I Preferred Shares (voting separately as a single class together with all other equity securities upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”)) will be entitled to vote for the election of a total of two additional trustees of the Trust (each, a “Preferred Share Trustee”) at a special meeting called by the holders of at least 10% of the outstanding Series I Preferred Shares or the holders of at least 10% of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Trust less than 90 days before the date fixed for the next annual or special meeting of shareholders, at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accrued on the Series I Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.
(c) If and when all accrued distributions and the distribution for the then current distribution period on the Series I Preferred Shares shall have been paid in full or authorized and set aside for payment in full, the holders of Series I Preferred Shares shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accrued distributions and the distribution for the current distribution period have been paid in full or authorized by the Trustees and set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series I Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series I Preferred Shares when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Shares (voting as a single class). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.
(d) So long as any Series I Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series I Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series I Preferred Shares with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, or reclassify any authorized equity securities of the Trust into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Declaration of Trust (including these Articles Supplementary), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series I Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as Series I Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series I Preferred Shares, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series I Preferred Shares or the holders thereof; and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other class or series of equity securities, or (y) any increase in the amount of authorized Series I Preferred Shares or any other class or series of equity securities, in the case of each of (x) or (y) above ranking on a parity with or junior to the Series I Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series I Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
8. Information Rights. During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series I Preferred Shares are outstanding, the Trust will (i) transmit by mail or other permissible means under the Exchange Act to all holders of the Series I Preferred Shares, as their names and addresses appear in the Trust's record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Trust would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series I Preferred Shares. The Trust will mail (or otherwise provide) the reports to the holders of Series I Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
 9. Conversion. The Series I Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except as provided in this Section 9.
(a) Upon the occurrence of a Change of Control, each holder of Series I Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem the Series I Preferred Shares pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series I Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of Common Shares per Series I Preferred Share (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per Series I Preferred Share to be converted, plus (y) the amount of any accrued and unpaid distributions to and including the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum), by (ii) the Common Share Price (as defined below) (such quotient, the “Conversion Rate”), and (B) 2.0080 (the “Share Cap”), subject to the immediately succeeding paragraph.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares as follows: the adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 8,032,000 Common Shares (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters' over-allotment option to purchase additional Series I Preferred Shares in the initial public offering of Series I Preferred Shares is exercised, not to exceed 9,236,800 Common Shares in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series I Preferred Shares shall receive upon conversion of such Series I Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series I Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series I Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).
In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series I Preferred Shares shall receive shall be the form of consideration elected by the holders of the Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with clause (c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice pursuant to clause (c) below.
The “Common Share Price” shall be (i) if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, the amount of cash consideration per Common Share, and (ii) if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash, the average of the closing price per Common Share on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.
(b) No fractional Common Shares shall be issued upon the conversion of Series I Preferred Shares. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.
(c) Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series I Preferred Shares at their addresses as they appear on the Trust's share transfer records and notice shall be provided to the Trust's transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series I Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series I Preferred Shares may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Share Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi)  that if, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem all or any portion of the Series I Preferred Shares, the holder will not be able to convert Series I Preferred Shares and such Series I Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series I Preferred Share; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series I Preferred Shares must follow to exercise the Change of Control Conversion Right.
(d) The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Trust's website, in any event prior to the opening of business on the first Business Day following any date on which the Trust provides notice pursuant to clause (c) above to the holders of Series I Preferred Shares.
(e) In order to exercise the Change of Control Conversion Right, a holder of Series I Preferred Shares shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series I Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Trust's transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of Series I Preferred Shares to be converted; and (iii) that the Series I Preferred Shares are to be converted pursuant to the applicable provisions of the Series I Preferred Shares. Notwithstanding the foregoing, if the Series I Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Company (“DTC”).
(f) Holders of Series I Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust's transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn Series I Preferred Shares; (ii) if certificated Series I Preferred Shares have been issued, the certificate numbers of the withdrawn Series I Preferred Shares; and (iii) the number of Series I Preferred Shares, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series I Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.
(g) Series I Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem such Series I Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Trust elects to redeem Series I Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series I Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to and including the redemption date.
(h) The Trust shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.
(i) Notwithstanding anything to the contrary contained herein, no holder of Series I Preferred Shares will be entitled to convert such Series I Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration of Trust, Common Shares of the Trust in excess of the Ownership Limit, as such term is defined in the Declaration of Trust, as applicable.
10. Application of Article VII. The Series I Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust.
THIRD: The Series I Preferred Shares have been classified and designated by the Trustees under the authority contained in the Declaration of Trust.
FOURTH: These Articles Supplementary have been approved by the Trustees in the manner and by the vote required by law.
FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

SIXTH: The undersigned President of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, LASALLE HOTEL PROPERTIES has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary on March 1, 2013.

WITNESS:		LASALLE HOTEL PROPERTIES

By:	/s/ Bruce A. Riggins	By:	/s/ Michael D. Barnello
	Bruce A. Riggins Secretary		Michael D. Barnello President and Chief Executive Officer